                               Exhibit 10(i)(e)

===============================================================================


                           BUILDING LOAN AGREEMENT


                          Dated as of March 29, 1995


                                    among


                              ALEXANDER'S, INC.,
                                 as Borrower,



                          UNION BANK OF SWITZERLAND
                              (New York Branch),
                                  as Lender,


                                     and


                          UNION BANK OF SWITZERLAND
                              (New York Branch),
                                   as Agent





                            LOCATION OF PREMISES:

                   Corner of 63rd Road and Queens Boulevard
                    in Rego Park, Queens County, New York




===============================================================================

"Lenders' Counsel":
       Dewey Ballantine
       1301 Avenue of the Americas
       New York, New York 10019-6092
       Attention:  George C. Weiss, Esq.
                   ---------------------

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
ARTICLE I.       PARTICULAR TERMS AND DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       1.01.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       1.02.  Additional Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2


ARTICLE II.      THE LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       2.01.  Advances, Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       2.02.  Certification of Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       2.03.  Procedures for Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       2.04.  Advances of Held-Back Amounts; Advances for
              Indirect Costs Subsequent to Completion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       2.05.  Advances for Stored Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       2.06.  Acceleration of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       2.07.  Reallocation of Amounts on Project Cost Statement . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       2.08.  Certain Limitations on Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       2.09.  Nature of Lenders' Obligations; Borrower's
              Rights and Obligations in Event a Lender
              Fails to Make an Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       2.10.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       2.11.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       2.12.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       2.13.  Limitation on Number of Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       2.14.  Conversions of Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       2.15.  Inapplicability of LIBO Based Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       2.16.  Late Payment Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       2.17.  Extension of Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


ARTICLE III.    YIELD MAINTENANCE ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       3.01.  Additional Costs and Other Effects
              of Regulatory Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       3.02.  Limitations on Availability of LIBO Based Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       3.03.  Certain Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       3.04.  "Lender" to Include Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


ARTICLE IV.     CONDITIONS PRECEDENT TO LENDERS'
                OBLIGATION TO MAKE THE INITIAL ADVANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       4.01.  Conditions Precedent to Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       4.02.  Items to Be Received and Approved by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       4.03.  Items to Be Received and Approved
              by Construction Consultant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       4.04.  Items to Be Received and Approved
              by Lenders' Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V.       CONDITIONS PRECEDENT TO LENDERS' OBLIGATIONS
                 TO MAKE ADVANCES AFTER THE INITIAL ADVANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       5.01.  Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       5.02.  Last Direct Costs Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28


ARTICLE VI.      BORROWER'S REPRESENTATIONS, WARRANTIES
                 AND COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       6.01.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       6.02.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       6.03.  Continuing Accuracy of Representations
              and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


ARTICLE VII.     AGENT; RELATIONS AMONG LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       7.01.  Appointment, Powers and Immunities of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       7.02.  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       7.03.  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       7.04.  Rights of Agent as Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       7.05.  Sharing of Costs by Lenders;
              Indemnification of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       7.06.  Non-Reliance on Agent and Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       7.07.  Failure of Agent to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       7.08.  Resignation or Removal of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       7.09.  Amendments Concerning Agency Function . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       7.10.  Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       7.11.  Transfer of Agency Function . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       7.12.  Non-Receipt of Funds by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       7.13.  Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       7.14.  Sharing of Payments among Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       7.15.  Possession of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       7.16.  Effect of a Lender's Failure to Make an Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       7.17.  Cure by Delinquent Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       7.18.  Delinquent Lender Not Excused . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       7.19.  Notices Regarding Delinquent Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       7.20.  Replacement Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VIII.    GENERAL CONDITIONS AND PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       8.01.  Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       8.02.  Documentation Etc. to Be Satisfactory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       8.03.  Loan Balancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       8.04.  No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       8.05.  Direct Advances to Contractors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       8.06.  Lenders Authorized to Advance for Interest Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       8.07.  Concerning Irrevocable Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       8.08.  Ratification of Requisition by
              Acceptance of Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       8.09.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       8.10.  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       8.11.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       8.12.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       8.13.  Assignment; Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       8.14.  Amendments and Waivers in Writing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       8.15.  Agent's Determination Conclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       8.16.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       8.17.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       8.18.  CERTAIN WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       8.19.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       8.20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


ARTICLE IX.      PARTICULAR PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       9.01.  Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       9.02.  Minimum Commitment by UBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       9.03.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


Exhibits
--------

       A         Lien Law Statement
       B         Borrower's Requisition
       B-1       Contractor's Cost Certification
       B-2       Payment Receipt
       C         Borrower's Architect's Letter
       D         Contractor's Letter
       E         Assignment and Assumption Agreement
       F         Pending Disbursements Clause
       G         Requisition Authorization Statement
       H         Form of Note
       I         Notice-of-Assignment of Lease
       J         Litigation Schedule
       K         Environmental Reports

Schedules (attached to Exhibit B)
---------------------------------

       I         Direct Cost Statement
       I-A       Stored Materials Statement
       II        Indirect Cost Statement

                 BUILDING LOAN AGREEMENT dated as of March 29, 1995 among ALEXANDER'S, INC., a Delaware corporation ("Borrower"), UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as administrative agent, "UBS"; UBS and the lenders who from time to time become Lenders pursuant to Section 7.20 or Section 8.13, each a "Lender" and collectively, "Lenders"), and UBS, as administrative agent for Lenders (in such capacity, together with its successors in such capacity, "Agent").

                 Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit. Accordingly, Borrower, each Lender and Agent agree as follows:


                                   ARTICLE I.

                        PARTICULAR TERMS AND DEFINITIONS

       1.01. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated opposite each of them; where the meaning of any term is stated to be "None", provisions in this Agreement involving the application of that term shall be disregarded.

"Aggregate Change Order Amount"    -     $500,000

"Borrower's Architects"            -     (1) Dal Pos Architects, P.C.

"Borrower's Interest in            -     Fee
   the Premises"

"Change Order Amount"              -     $50,000

"Completion Date"                  -     July 1, 1996, subject to extension for delays caused by events beyond
                                         Borrower's control to a date not later than the earlier to occur of (i) the
                                         Original Maturity or (ii) the earliest date (as such earliest date may be extended by tenant under any Major Lease) by which completion of the
                                         Improvements is required under any Major Lease

"Construction Consultant"          -     (2) Inspection and Valuation International

"General Contractor"               -     HRH Construction Corporation

"Loan Amount"                      -     $38,739,611

------------------
(1) The architects and/or engineers responsible for preparing the Plans and supervising construction of the Improvements, and any successor engaged with Agent's consent.

(2)    Or other firm designated by Agent.

"Maturity Date"                    -       April 1, 1997, as it may be extended pursuant to Section 2.17

"Retainage Percentage"             -       With respect to each contractor, subcontractor or supplier (other than for
                                           General Conditions for the General Contractor for which the Retainage
                                           Percentage shall be 0%), 10% until such contractor, subcontractor or supplier's work is 50% complete to the reasonable satisfaction of Lender and
                                           0% thereafter but in no event less than the actual retainage specified for such contractor, subcontractor or supplier in its respective contract

"Stored Material Amount"           -       $1,000,000

"Improvements"                     -       The redevelopment of the building presently located on the Premises containing approximately 348,100 SFGLA into a retail center containing a 122,000 SFGLA
                                           Caldor's, a 36,100 SFGLA Marshalls and a 190,000 SFGLA Sears, together with the construction of a 1,172 stall parking garage

       1.02. Additional Definitions. The following terms, as used herein, shall have the following meanings:

"Additional Costs" -- Any costs, losses or expenses actually incurred by any Lender which it reasonably determines are attributable to its making or maintaining its Pro Rata Share of the Loan, or its obligation to make any Loan advances, or any reduction in any amount receivable by any Lender under the Loan or its Note.

"Agent's Office" -- Agent's Office as set forth on the signature page of this Agreement, or such other address in the United States as Agent may designate by written notice to Borrower and Lenders.

"Applicable Lending Office" -- For each Lender and for the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, the lending office of such Lender (or of an affiliate of such Lender) designated as such on the signature page of this Agreement or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower as the office by which the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, are to be made and maintained.

"Assignee" -- Has the meaning specified in Section 8.13.

"Assignment and Assumption Agreement -- An Assignment and Assumption Agreement, substantially in the form of EXHIBIT E hereto, pursuant to which a Lender assigns and an Assignee assumes rights and obligations in accordance with Section 8.13.

"Building Loan Trust Account" -- A separate bank account of Borrower with the
         Depositary Bank (account no. 302-4-941035) which shall (i) not be drawn upon except to pay approved Direct and Indirect Costs, (ii) be the depository for all advances made to Borrower hereunder and (iii) be established so that Agent receives, or is entitled to receive upon request, from the Depositary Bank, duplicate copies of regular monthly statements of all deposits and withdrawals, including checks.

"Business Day" -- Any day on which commercial banks are not authorized or required to close in New York City; or, whenever such day relates to a LIBOR Amount, an Interest Period with respect to a LIBOR Amount, or notice with respect to a LIBOR Amount, any such day in which United States Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

"Cash Collateral -- the sum of $5,000,000 cash to be funded by Borrower to Agent to be held pursuant to Section 9.01.

"Change Orders" -- Any amendments or modifications to the Plans, General
         Contract or Major Subcontracts.

"Default" -- Any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

"Delinquency Amount"; "Delinquency Notice"; "Delinquent Lender" -- Have the respective meanings specified in Section 7.16.

"Depositary Bank" -- First Fidelity Bank, National Association, Newark, New
         Jersey.

"Direct Costs" -- The aggregate costs of all labor, materials, equipment and fixtures necessary for completion of construction of the Improvements.

"Direct Costs Loan"; "Indirect Costs Loan" -- That portion of the Loan Amount applicable and equal to the sum of the Loan Budget Amounts for Direct Costs and Indirect Costs, respectively, shown on the Project Cost Statement.

"Direct Cost Statement" -- A statement in the form of SCHEDULE I of EXHIBIT B hereto of Direct Costs incurred and to be incurred, trade by trade, to be prepared by the General Contractor (or Borrower's supervisor of construction if there is no General Contractor).

"Electing Lender"; "Election Notice"; "Election Period" -- Have the respective meanings specified in Section 7.16.

"Environmental Law" -- Any applicable law relating to pollution or the environment, including laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

"Event of Default" -- Has the meaning specified in the Mortgage.

"Federal Funds Rate" -- For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three Federal Funds brokers to Agent on such day on such transactions.

"Financial Statements" -- Statements of the assets, liabilities (direct or contingent), income, expenses and cash flow of Borrower, prepared in accordance with generally accepted accounting principles.

"General Contract" -- Any contract (together with all riders, addenda and other instruments referred to therein as "contract documents") between Borrower and the General Contractor or any other person which requires the General Contractor or such other person to provide, or supervise or manage the procurement of, substantially all labor and materials needed for completion of the Improvements.

"Governmental Authorities" -- The United States, the State of New York and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over the Premises or the Improvements.

"Hazardous Materials" -- Any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

"Indemnity" -- An agreement from Borrower, whereby, among other things, Lenders and Agent are indemnified against any Hazardous Materials.

"Indirect Costs" -- Certain costs (other than Direct Costs) of completion of the Improvements, including but not limited to, architects', engineers' and Lenders' attorneys' fees, ground rents, interest on and recording taxes and title charges in respect of building loan mortgages, real estate taxes, water and sewer rents, survey costs, loan commitment fees, insurance and bond premiums and such other non-construction costs as are part of the "cost of improvement", as such quoted term is defined in the Lien Law.

"Indirect Cost Statement" -- A statement in the form of SCHEDULE II of EXHIBIT
         B hereto of Indirect Costs incurred and to be incurred, to be prepared by Borrower.

"Individual Loan Commitment" -- With respect to each Lender, the amount set forth below opposite the name of such Lender (subject to adjustment in accordance with the provisions of Section 7.16, Section 7.20 and
         Section 8.13).

                    Lender                       Individual Loan Commitment
                    ------                       --------------------------
                     UBS                               $38,739,611

"Initial Advance" -- The first advance of Loan proceeds to be made hereunder.

"Interest Period" -- The period during which interest at the LIBO Based Rate, determined as provided in this Agreement, shall be applicable to the LIBO Rate Request Amount in question, provided, however, that each such period shall be either one (1), two (2), three (3) or six (6) months, which shall be measured from the date specified by Borrower in each LIBO Rate Request for the commencement of the computation of interest at the LIBO Based Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Business Day of a calendar month, then the last Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Business Day then the next succeeding Business Day, unless such next succeeding Business Day enters a new calendar month, in which case such period shall end on the next preceding Business Day) and in no event shall any such period extend beyond the Maturity Date.

"Involuntary Rate" -- Has the meaning specified in the Mortgage.

"LIBO Based Rate" -- With respect to any LIBOR Amount, the rate per annum
         (expressed as a percentage) determined by Agent to be equal to the sum of (i) the quotient of the LIBO Rate for the LIBOR Amount and Interest Period in question divided by [1 minus the Reserve Requirement] (rounded up to the nearest 1/100 of 1%) and (ii) the LIBOR Margin.

"LIBO Rate" -- The rate per annum (rounded up to the nearest 1/100 of 1%) offered to the London branch of Union Bank of Switzerland by prime banks in the London interbank market at approximately 11 A.M. (London time) two (2) Business Days prior to the first day of the applicable Interest Period, for deposits in immediately available funds, in Dollars, of amounts comparable to the LIBO Rate Request Amount for the same period of time as the Interest Period selected by Borrower in the LIBO Rate Request.

"LIBO Rate Request" -- Borrower's telephonic notice (to be promptly confirmed in writing), to be received by Agent by 12 Noon (New York time) three
         (3) Business Days prior to the date specified in the LIBO Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of (a) its intention to have (i) all or any portion of the Principal Amount or of the outstanding principal amount under the Other Notes which is not then the subject of an Interest Period (other than an Interest Period which is terminating on the Business Day specified in the notice), and/or (ii) all or any portion of any advance of proceeds of the Loan or the Other Loan, and evidenced by, respectively, the Notes or the Other Notes, which is to be made on the Business Day specified in the notice, bear interest at the LIBO Based Rate and (b) the Interest Period desired by Borrower in respect of the amount specified.

"LIBO Rate Request Amount" -- The amount, to be specified by Borrower in each LIBO Rate Request, which Borrower desires bear interest at the LIBO Based Rate and which shall in no event be less than $1,000,000 and which, at Agent's option, shall be an integral multiple of $100,000.

"LIBOR Amount" -- Each portion of the Principal Amount or the outstanding principal amount under the Other Notes bearing interest at the LIBO Based Rate pursuant to a particular LIBO Rate Request.

"LIBOR Margin" -- 1.625% per annum.

"Lien Law"; "Lien Law Statement" -- The Lien Law of the State of New York, as amended; the verified statement of Borrower, annexed hereto as EXHIBIT A, required by the Lien Law.

"Loan" -- The Loan to be made by Lenders to Borrower under this Agreement, in an amount up to the Loan Amount, consisting of the Direct Costs Loan and Indirect Costs Loan.

"Loan Budget Amounts" -- The portion of the Loan Amount, as set forth on the Project Cost Statement, to be advanced for each category of Direct and Indirect Costs.

"Loan Documents" -- Collectively, this Agreement, the Notes, the Mortgage,
         UCC-1 financing statements and the Indemnity.

"Major Leases" -- Any leases for space in the Improvements, including, without limitation, Caldor's for 122,000 SFGLA, Marshalls for 36,100 SFGLA and Sears for 190,000 SFGLA.

"Major Subcontractor"; "Major Subcontract" -- Any subcontractor or supplier engaged by the General Contractor and any contractor or supplier engaged by Borrower, under one or more contracts or work orders aggregating $500,000 or more; any such contract or work order.

"Mortgage" -- The building loan mortgage, assignment of leases and rents and security agreement made to Agent as agent for Lenders to secure the Notes and Borrower's other obligations in respect of the Loan. The Mortgage shall be a first lien (ahead of the lien of the Other Mortgage) on the Premises.

"Mortgaged Property" -- The Premises and other property constituting the "Mortgaged Property", as said quoted term is defined in the Mortgage.

"Non-Delinquent Lender" -- Each Lender other than the Delinquent Lender(s).

"Note"; "Notes" -- Have the respective meanings specified in Section 2.10.

"Original Maturity" -- April 1, 1997.

"Other Loan Documents" -- The Other Notes, the Other Mortgage and the project loan agreement pursuant to which the Other Notes shall be advanced.

"Other Notes"; "Other Loan"; "Other Mortgage" -- The note(s), dated the date hereof, for the principal amount of $46,260,389, to be made by Borrower to Lenders; the loan in said amount to be advanced pursuant to a project loan agreement dated the date hereof by Lenders to Borrower for certain non-cost-of-improvement items with respect to the Premises, evidenced thereby; the mortgage, assignment of leases and rents and security agreement to be made to Agent as agent for Lenders to secure the Other Notes and Borrower's other obligations in respect of the Other Loan. The Other Mortgage shall be a second lien on the Premises (behind the lien of the Mortgage).

"Participants; Participations" -- Have the meanings specified in Section 8.13.

"Payment Receipts" -- Payment receipts, in the form of EXHIBIT B-2 hereto, for labor and materials furnished in connection with the construction of the Improvements.

"Plans" -- All final drawings, plans and specifications prepared by Borrower, Borrower's Architects, the General Contractor or Major Subcontractors, and approved by Agent and the Construction Consultant, which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the construction of the Improvements, including all amendments and modifications thereof made by approved Change Orders and Change Orders not required to be approved by Agent under this Agreement (and also showing minimum grade of finishes and furnishings for all areas of the Improvements to be leased or sold in ready-for-occupancy condition).

"Premises" -- The real property described on Schedule A to the Mortgage and located as indicated on the cover hereof, upon all or part of which the Improvements are to be constructed.

"Prime Based Rate" -- The rate per annum equal to the Prime Margin plus the greater of (i) the Federal Funds Rate plus 1/2 of 1% per annum or (ii) the prime commercial lending rate as announced from time to time by UBS at its Principal Office, each change in said rates to be effective as of the date of such change.

"Prime Margin" -- .625% per annum.

"Principal Amount" -- At any time, the aggregate outstanding principal amount of the Notes.

"Principal Office" -- The principal office of UBS in the United States, presently located at 299 Park Avenue, New York, New York 10171.

"Pro Rata Share" -- With respect to each Lender, the ratio of such Lender's
         Individual Loan Commitment to the Loan Amount. As of the date hereof, Lenders' respective Pro Rata Shares are as follows:

                     Lender                            Pro Rata Share
                     ------                            --------------
                      UBS                              100%

"Project Cost Statement" -- A statement in form approved by Agent setting forth, by category, the costs of completion of the Improvements and the Loan Budget Amounts in respect of the Direct Costs Loan and Indirect Costs Loan.

"Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve
         System, as from time to time amended or supplemented, or any replacement regulation from time to time in effect.

"Regulatory Change" -- With respect to any Lender and the charging and collecting of interest at the LIBO Based Rate, any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is reflected in a change in the LIBO Based Rate.

"Replacement Lender" -- Has the meaning specified in Section 7.20.

"Required Lenders" -- At any time, those Non-Delinquent Lenders holding more than 66-2/3% of that portion of the aggregate outstanding principal amount of those of the Notes held by the Non-Delinquent Lenders.

"Requisition" -- A statement by or on behalf of Borrower in the form of EXHIBIT
         B hereto setting forth the amount of the Loan advance requested in each instance and including:

                   (i)  the Direct and Indirect Cost Statements;

                  (ii) a "Contractor's Cost Certification" in the form of EXHIBIT B-1 hereto;

                 (iii) Payment Receipts from all contractors, subcontractors or suppliers; and

                  (iv) proof of payment of all Indirect Costs covered by a previous Requisition.

"Requisition Authorization Statement" -- A statement by Borrower in the form of EXHIBIT G hereto setting forth the name and containing the signature of each person authorized to execute Requisitions under this Agreement on Borrower's behalf.

"Reserve Requirement" -- The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained by any Lender or any Lender's respective Participants in the Loan, if any, under

       Regulation D against "Euro-Currency Liabilities", as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by any Lender or any Lender's respective Participants in the Loan by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Based Rate is to be determined as provided in this Agreement or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates used in determining the LIBO Rate.

"SFGLA" -- Square foot (feet) of gross leaseable area.

"Stored Materials Statement" -- A statement in the form of SCHEDULE I-A of
         Exhibit B which, if advances are to be made for stored materials pursuant to Section 2.05 hereof, shall be prepared by Borrower as part of the Direct Cost Statement.

"Supplemental Fee Letter" -- That certain letter agreement, dated the date hereof, between UBS and Borrower, providing for Borrower's payment to UBS on the Closing Date and thereafter of certain fees in connection with the Loan and the Other Loan, such fees to be for UBS' own account.

"Title Insurer" -- The issuer(s), approved by Agent of the title insurance policy or policies insuring the Mortgage.


                                  ARTICLE II.

                                    THE LOAN

       2.01. Advances, Generally. Subject to the provisions of this Agreement, each Lender will advance its Pro Rata Share of, and Borrower will accept, the Loan Amount in installments as follows:

                 The Initial Advance will be made upon the satisfaction of the applicable conditions set forth in Article IV hereof, and all subsequent advances shall be made monthly thereafter, upon the satisfaction of the applicable conditions set forth in Article V hereof, in amounts which shall be equal to the aggregate of the Direct and Indirect Costs incurred by Borrower through the end of the period covered by the Requisition less:

                          (a) the greater of the Retainage Percentage of such Direct Costs or the actual "Retained Amounts" specified on the Direct Cost Statement; and

                          (b)  the total of the Loan advances theretofore made;

         and, at the election of Agent, less any combination of the following further amounts:

                          (c) all or a portion of the amount by which any Direct or Indirect Costs are or are estimated by Agent to be greater than the respective Loan Budget Amounts for such costs; and/or

                          (d) any costs covered by the Requisition not approved, certified or verified as provided in Section 2.02, any Indirect Costs covered by a previous Requisition for which any requested proof of payment has not been received by Agent, and/or any Direct Costs covered by a previous Requisition for which any requested Payment Receipts have not been received by Agent and the Construction Consultant.

       Lenders shall fund each advance of the Loan ratably in accordance with the respective undisbursed amounts of their Individual Loan Commitments.

         2.02. Certification of Costs. Direct Costs are to be certified by the General Contractor or Borrower's supervisor of construction if there is no General Contractor. Verification of the monthly progress and Direct Costs which have been incurred by Borrower from time to time, and the estimated total Direct Costs, shall be conclusively determined by the Construction Consultant, except that both Direct and Indirect Costs are also subject to approval and verification by Agent from time to time.

         2.03. Procedures for Advances. All advances to Borrower are to be made at Agent's Office. Borrower shall submit Requisitions to Agent no later than 10:00 a.m. (New York time) on the date which is seven (7) Business Days prior to the date the advance is to be made. Agent, no later than three (3) Business Days prior to the date an advance is to be made, shall (i) notify each Lender by telephone (to be promptly confirmed in writing) of the amount requested by Borrower, the amount approved by Agent, the portion of such advance to be funded by such Lender, the proposed date of such advance and the anticipated rate at which such advance shall bear interest and (ii) send to each Lender by facsimile the summary pages of Borrower's Requisition (without attachments except for the Direct and Indirect Cost Statements). Not later than 10:00 a.m. (New York time) on the date of each advance, each Lender shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Agent, at Agent's Office and in immediately available funds. The amount so received by Agent shall, subject to the conditions of this Agreement, be made available to Borrower, by Agent's depositing said amount into the Building Loan Trust Account. Subsequent to the making of an advance, Agent shall deliver to a Lender, within ten (10) Business Days of such Lender's request, such material relating to the Requisition for such advance as such Lender may reasonably request.

         2.04. Advances of Held-Back Amounts; Advances for Indirect Costs Subsequent to Completion. (a) With respect to each contractor, subcontractor or supplier, amounts not advanced pursuant to paragraph (a) of Section 2.01 during the course of construction of the Improvements shall be advanced upon the satisfactory completion of such contractor's, subcontractor's or supplier's work as reasonably determined by Lender and receipt of a final Payment Receipt and a final lien waiver from such contractor, subcontractor or supplier but in no event shall such advance be made sooner than as specified in its respective contract.

         (b) Loan Budget Amounts for Indirect Costs not advanced prior to completion of construction of the Improvements shall be advanced until exhausted, not more frequently than once a month, for Indirect Costs as incurred after such completion.

         (c) Any amounts remaining to be advanced under this Agreement after full funding under paragraphs (a) and (b) of this Section 2.04 shall be advanced upon the satisfaction of the conditions set forth in Section 5.02 and the following additional conditions: (i) permanent certificates of occupancy have been issued for the space demised by each Major Lease, (ii) each of the tenants under the Major Leases is in occupancy, is paying full base or fixed rent pursuant to its Major Lease and is not subject to any bankruptcy or similar insolvency proceedings, (iii) final Payment Receipts and lien waivers have been received from all contractors, subcontractors and suppliers who have been retained in respect of the Improvements and (iv) the monthly base or fixed rent payable under the Major Leases is equal to or greater than 150% of the monthly interest expense payable on the Notes and the Other Notes assuming they are outstanding in the aggregate principal amount of $60,000,000.

         2.05. Advances for Stored Materials. (a) Lenders shall not make Loan advances for building materials which are stored on the Premises but not yet affixed to or incorporated into the Improvements, except in the case of major building materials approved by Agent and intended to be incorporated into the Improvements pursuant to the Plans, and not until Agent shall have received
(a) bills of sale and other documentation evidencing payment in full of such materials, Borrower's ownership thereof and the release of any right, title or lien in respect thereof by any vendor, (b) evidence that such materials are covered by the insurance policies required by this Agreement and are identified and protected against loss, theft and damage in a manner acceptable to the Construction Consultant and (c) evidence that advances made by Lenders for any stored materials do not, at any one time, exceed, in the aggregate, the Stored Material Amount, inclusive of the amount requested.

         (b) In addition, Lenders shall from time to time make Loan advances, in accordance with the terms of this Agreement, for pre-cast concrete, which is stored at locations off the Premises acceptable to Agent prior to its incorporation into the Improvements pursuant to the Plans, provided that, in the case of each such advance, Agent shall have received (i) such security agreements, financing statements and other documents as Agent may require sufficient to create, perfect and protect a first lien on said materials, (ii) evidence that said materials are covered by the insurance policies required by this Agreement, (iii) a written statement from the storer of said materials to the effect that Agent and the Construction Consultant may freely inspect said materials at all reasonable times and (iv) evidence that advances made by Lenders for said materials and for materials stored on the Premises pursuant to paragraph (a) of this Section 2.05 do not, at any one time, exceed, in the aggregate, the Stored Material Amount, inclusive of the amount requested. Each request for an advance of Loan proceeds for materials to be stored off-site shall constitute Borrower's representation to Lenders that said materials are
(1) stored in a designated and secure area, conspicuously marked to show that they are the subject of a security interest held by Agent for the benefit of Lenders, and that said materials will not be moved except in connection with their delivery to the Premises, (2) effectively segregated from all other materials of whatever kind located at the off-site location in question and (3) reasonably anticipated to be incorporated into the Improvements within 120 days of the date of the advance therefor. Borrower covenants to deliver to Agent with a Requisition containing a request for any such advance (x) paid bills and original warehouse receipts or other documents of title which correspond to the materials so purchased and stored off-site, (y) a statement from the seller of said materials to the effect that title thereto has passed to Borrower outright, and that no lien has or will be filed or claimed by the seller in connection therewith and (z) a certificate of Borrower to the effect that said materials are owned by Borrower outright, free and clear of all liens other than the lien held by Lender and that all of the terms of this paragraph have been complied with (the representations set forth above and the statements contained in such certificate shall be deemed to be "representations and warranties" of Borrower with the same force and effect as if they had been set forth in Section 6.01 of this Agreement and the accuracy thereof shall be subject to independent verification by Agent and the Construction Consultant).

         2.06. Acceleration of Advances. (a) Lenders may, in their absolute discretion, accelerate all or any portion of the amounts to be advanced hereunder without regard to Borrower's satisfaction of the conditions to its entitlement to Loan proceeds and no person dealing with Borrower or the General Contractor or any other person shall have standing to demand any different performance from Lenders, provided, however, that if Borrower chooses to deposit with Agent the amount of any Loan advances in excess of the amount which Borrower would be entitled to pursuant to Section 2.01, Lenders shall give Borrower a credit against the interest due on the Notes equal to the interest which would accrue on the amount so deposited as if it bore interest at the interest rate that would be applicable thereto under the Notes.

         (b) CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN and SUPPLIERS are cautioned that if Loan advances are made under the alternative set forth in paragraph (a) above, proceeds of the Loan remaining to be advanced at the time of the completion of the Improvements, or any time prior thereto, may be inadequate to pay all lienable claims incurred by Borrower and unpaid at that time. All potential lienors are therefore cautioned to exercise sound business judgment in the extension of credit to Borrower and should not expect Lenders to make Loan advances in such amounts and at such times that it will not be necessary for said parties to exercise such judgment for themselves. Moreover, they are reminded that subdivision (3) of Section 13 of the Lien Law provides that "[n]othing in this subdivision shall be considered as imposing upon the lender any obligation to see to the proper application of such advances by the owner," and Agent and Lenders have no intention of voluntarily imposing such obligation on themselves.

         2.07. Reallocation of Amounts on Project Cost Statement. If at any time the undisbursed balance of the Loan Budget Amount for any category of cost shown on the Project Cost Statement is, in Agent's judgment, excessive, the excess may be reallocated to any other Loan Budget Amount balance including "Contingency" which Agent deems to be insufficient. Any reallocation of Loan Budget Amounts pursuant to this Section 2.07 will not have the effect of reducing the net sum which Borrower estimates will be available to it from the Loan to pay contractors, subcontractors, laborers, materialmen and suppliers for the Improvements as set forth on the Lien Law Statement.

         2.08. Certain Limitations on Advances. Notwithstanding anything to the contrary contained in this Agreement, Lenders shall have no obligation to advance any portion of the Loan Budget Amount, if any, for (a) "Tenant Work" unless Agent shall have received and approved copies, certified to be true and complete, of the leases for space in the Improvements to which such tenant work relates, or in respect of any lease at a rate per SFGLA in excess of said Loan Budget Amount divided by the aggregate number of SFGLA in the Improvements, irrespective of Borrower's agreement regarding tenant work with any tenant as set forth in any lease or otherwise and (b) "Interest on Loan" (i) if, when and to the extent that Agent, in its sole judgment, determines that the Premises and/or Improvements are generating, on a cash basis, positive cash flow in excess of Borrower's other usual, reasonable and customary expenses regarding the Premises and/or Improvements or (ii) if and to the extent that Borrower shall have previously paid any interest under the Notes from sources other than advances under this Agreement or agreements supplemental hereto.

         2.09. Nature of Lenders' Obligations; Borrower's Rights and Obligations in Event a Lender Fails to Make an Advance. The obligations of Lenders under this Agreement are several, and no Lender shall be responsible for the failure of any other Lender to fund the portion required to be funded by such other Lender of an advance of the Loan. In cases where a Delinquent Lender fails to fund the portion required to be funded by it of an advance and (x) none of the other Lenders elects to be an Electing Lender pursuant to Section 7.16 and to fund the Delinquent Lender's share of the advance and (y) Borrower is unable to procure a Replacement Lender in accordance with Section 7.20, the obligation of the Non-Delinquent Lenders to fund their respective portions of such advance and each subsequent advance shall be conditioned on (i) Borrower's committing in writing to Lenders, prior to any such advance, that it will fund the entire Delinquency Amount and (ii) Borrower's submitting satisfactory evidence to Agent, at the time of each advance, that Borrower has paid, from its own funds, a portion of the Direct and Indirect Costs that are the subject of such advance in an amount equal to the Delinquent Lender's portion of such advance.

         2.10. Notes. The Loan shall be evidenced by notes of Borrower in the form of EXHIBIT H hereto, duly completed and executed by Borrower (one for each Lender in an amount equal to such Lender's Individual Loan Commitment, payable for the account of such Lender's Applicable Lending Office), in an aggregate principal amount equal to the Loan Amount (such notes, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated from time to time (including, without limitation, any substitute or replacement notes pursuant to Section 7.16, Section 7.20 or Section 8.13), each, a "Note" and collectively, the "Notes"). The Notes shall mature, and all outstanding principal and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended.

         2.11. Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due to Agent at Agent's Office in immediately available funds. Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Lender such Lender's appropriate share (based upon the respective outstanding principal amounts of the Notes and the respective rates of interest thereunder) of the payments of principal and interest in like funds for the account of such Lender's Applicable Lending Office. Borrower hereby authorizes Agent and Lenders, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Agent or any Lender any amount so due to Agent and/or Lenders.

         Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest, as the case may be.

         Notwithstanding the foregoing provisions of this Section, (i) Agent shall make no payment to a Delinquent Lender until the Non-

Delinquent Lenders have been paid in full all outstanding principal, accrued and unpaid interest and any other sums owing to them under the Loan Documents, it being understood that payments of interest on account of the outstanding principal amount of the Note held by the Delinquent Lender shall be held by Agent in a non-interest bearing account and not distributed to the Delinquent Lender until such time as all principal, interest and other sums due to the Non-Delinquent Lenders have been paid in full; (ii) any payments (other than interest, as provided in clause (i) above) which would otherwise be due a Delinquent Lender shall be distributed to the Non-Delinquent Lenders until all Non-Delinquent Lenders have been paid all outstanding principal, accrued and unpaid interest and other sums owing to them under the Loan Documents (except that any such amounts otherwise due a Delinquent Lender received by Agent during an Election Period shall be retained by Agent until the expiration of the Election Period and either paid to the Delinquent Lender, if the delinquency is cured, or paid to the Non-Delinquent Lenders, if the delinquency is not cured); and (iii) Agent shall deduct, from amounts due (or, in the case of a Delinquent Lender, amounts that would otherwise be payable to such Delinquent Lender being held by Agent pursuant to clause (i) above) a Lender in default under its obligations under Section 7.05, the amount owing by such Lender pursuant to said
Section 7.05 and pay the amount so deducted to itself, the other Lenders, or such other party as is entitled to such amount, as applicable.

         Except as provided above in this Section and in Section 7.16, each Lender's Pro Rata Share of the Loan shall be of equal priority with the Pro Rata Share of each other Lender.

         2.12. Interest. Borrower shall have the option, subject to the terms and conditions set forth in this Agreement, of paying interest on the Principal Amount or portions thereof at the Prime Based Rate or the LIBO Based Rate. If Borrower desires the application of the LIBO Based Rate, it shall submit a LIBO Rate Request to Agent, which LIBO Rate Request shall be irrevocable, subject to Borrower's right to convert the rate of interest payable under the Note with respect to any LIBOR Amount from the LIBO Based Rate to the Prime Based Rate as provided in Section 2.14. Agent shall, on the day of its receipt of the LIBO Rate Request from Borrower, notify each Lender by telephone (to be promptly confirmed in writing) of the specified LIBOR Amount and the amount of the Lender's portion thereof, the Interest Period and date of commencement thereof, and the interest rate applicable to such LIBOR Amount. Each LIBO Rate Request shall be applicable to the Notes in accordance with the Lenders' respective Pro Rata Shares, so that, barring a conversion or suspension of the LIBO Based Rate by one or more, but not all, Lenders, pursuant to Article III hereof, the outstanding principal amounts of each of the Notes shall contain segments bearing interest at the Prime Based Rate and/or LIBO Based Rate(s) under particular Interest Period(s), each of which segments shall correspond to a proportional segment of the outstanding principal amount of every other Note. Notwithstanding the foregoing, if a Lender shall fail to fund the portion it is required to fund of any advance of the Loan and an Electing Lender shall commit to fund the Delinquency Amount pursuant to Section 7.16, then from and after the time of the first disbursement of the Delinquency Amount by the Electing Lender, (i) in the case of a LIBO Rate Request with respect to an advance, such LIBO Rate Request shall be applicable to the Notes in accordance with the respective portions of such advance made by the Lenders; (ii) in the case of a LIBO Rate Request with respect to a portion of the Principal Amount bearing interest at the Prime Based Rate to be converted to the LIBO Based Rate, such LIBO Rate Request shall be applicable to the Notes ratably in accordance with the portions of the outstanding principal balances under the respective Notes bearing interest at the Prime Based Rate; and (iii) in the case of a LIBO Rate Request with respect to an existing LIBOR Amount that is to be the subject of a new Interest Period, such LIBO Rate Request shall be applicable to the Notes ratably in accordance with the respective portions of such existing LIBOR Amount allocable to the respective Notes. In the event that Borrower fails to submit a LIBO Rate Request with respect to a LIBOR Amount not later than 12 Noon (New York time) three (3) Business Days prior to the last day of the relevant Interest Period, the LIBOR Amount in question shall bear interest, commencing at the end of such Interest Period, at the Prime Based Rate.

       Interest shall be computed on an actual/360-day basis (i.e., interest for each day during which any portion of the Principal Amount is bearing interest at a particular interest rate per annum shall be computed at such rate divided by 360.

       Borrower shall pay interest on the Principal Amount to Agent for the account of Lenders. Prior to the date on which (i) Borrower shall have satisfied all conditions set forth in Section 5.02 to its entitlement to the last Direct Costs Loan advance and (ii) the Improvements have been completed, interest on the Principal Amount, whether calculated at the Prime Based Rate or the LIBO Based Rate, shall be payable, in arrears, on the first day of each month. Following the satisfaction of the conditions set forth in clauses (i) and (ii) above, interest on the portion of the Principal Amount bearing interest at the Prime Based Rate shall be payable, in arrears, on the first day of each month, and interest on the portion(s) of the Principal Amount bearing interest at the LIBO Based Rate shall be payable on the last day of the relevant Interest Period and, in the case of Interest Periods longer than three
(3) months, on the first day of each calendar quarter during such Interest Period. If any payment under Section 2.01(a) of the Mortgage is not paid when due, the Principal Amount shall bear interest at the Involuntary Rate until such payment is made.

         2.13. Limitation on Number of Interest Periods. Borrower shall not have the right to have more than five (5) Interest Periods, in the aggregate, in respect of the Loan and the Other Loan, in effect at any one time, whether or not any portion of the Principal Amount is then bearing interest at the Prime Based Rate.

         2.14. Conversions of Interest Rate. Provided there exists no Event of Default, Borrower shall have the right to convert, from time to time, the rate of interest payable under the Notes with respect to any portion of the Principal Amount to the LIBO Based Rate or the Prime Based Rate, subject to the terms of this Agreement (including, without limitation, the payment of all amounts due in connection with any such conversion from the LIBO Based Rate on a date other than the last day of an applicable Interest Period) and provided that, in the case of a conversion from the LIBO Based Rate, the entire LIBOR Amount is the subject of the conversion. Conversions shall be accomplished (i) in the case of a conversion from the Prime Based Rate to the LIBO Based Rate, by Borrower's submission of a LIBO Rate Request in accordance with Section 2.12 or (ii) in the case of a conversion from the LIBO Based Rate to the Prime Based Rate, by Borrower's request to Agent by telephone (to be promptly confirmed in writing), to be received by Agent at least three (3) Business Days prior to the date specified for such conversion, specifying the LIBOR Amount with respect to which the interest rate is to be converted and the date of the conversion. On the date of its receipt of such request, Agent shall notify each Lender thereof by telephone.

         2.15. Inapplicability of LIBO Based Rate. Any portion of the Principal Amount to which the LIBO Based Rate is not or cannot pursuant to the terms of this Agreement be applicable shall bear interest at the Prime Based Rate. Upon the occurrence of an Event of Default, the entire Principal Amount shall, at the option of the Required Lenders, immediately and without notice to Borrower, bear interest at the Prime Based Rate. In addition, following the occurrence of such an Event of Default, Borrower shall have no right to submit a LIBO Rate Request with respect to any LIBOR Amount for which the current Interest Period is expiring. The foregoing provisions shall not be construed as a waiver by Lenders of their right to pursue any other remedies available to them under the Mortgage or any other Loan Document nor shall they be construed to limit in any way the application of the Involuntary Rate as provided in the Mortgage.

         2.16. Late Payment Premium. Borrower shall pay to Agent for the account of Lenders a late payment premium in the amount of 4% of any payments of principal or interest under the Loan made more than ten (10) days after the due date thereof, which shall be due with any such late payment.

         2.17. Extension of Maturity. Borrower shall have the option, exercisable once, to extend the Maturity Date for a period of one (1) year, subject to (i) Agent's receipt of a written request from Borrower for such extension not later than thirty (30) days prior to the Original Maturity indicating the aggregate principal amount of the Loan and the Other Loan (the "Loans") to be extended (the "Aggregate Principal Amount") and Borrower's (1) repayment of any principal amount of the Loans above the Aggregate Principal Amount and (2) consent to cancellation of any unfunded portions of the Loans in excess of the Aggregate Principal Amount, (ii) the absence, as of the Original Maturity, of any Default or Event of Default, (iii) Agent's receipt, on behalf of Lenders, of an extension fee in the amount of $106,250, (iv) the execution and delivery of such note extension and modification agreement(s) as Lenders may require to give effect to such extension and (v) Agent's determination (which shall be conclusive so long as made on a reasonable basis) that the annual net operating income available for debt service from the Premises as of the Original Maturity is at least 120% of the annual debt service which would be payable on the Aggregate Principal Amount assuming an interest rate equal to 2% in excess of the interest rate on 10-year U.S. treasury notes quoted as of the Original Maturity and assuming principal amortization on a 30-year amortization schedule providing for uniform combined payments of principal and interest.


                                  ARTICLE III.

                             YIELD MAINTENANCE ETC.

         3.01. Additional Costs and Other Effects of Regulatory Changes. Borrower shall pay directly to a Lender, promptly upon demand, such amounts as are necessary to compensate such Lender for Additional Costs resulting from any Regulatory Change which (i) subjects such Lender to any tax, duty or other charge with respect to the Loan or its Note, or changes the basis of taxation of any amounts payable to such Lender under the Loan or its Note (other than (x) taxes imposed on the overall net income of such Lender or of its Applicable Lending Office or (y) a tax described in Section 7.13), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, (iii) imposes on such Lender or, in the case of LIBOR Amounts, on the London interbank market, any other condition (unrelated to the basis of taxation referred to in paragraph (i) above) affecting the Loan or its Note, or any of such extensions of credit or liabilities or (iv) imposes any capital adequacy requirements on such Lender by virtue of the Loan or the Notes. Such Lender will notify Borrower (with a copy to Agent) of any event occurring after the date hereof which would entitle it to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for those portions of the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Lender's sole opinion, be disadvantageous to it, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

         Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulatory Change, (i) a Lender incurs Additional Costs based on or measured by the excess above a specified level of the amount of (1) a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement and/or (2) a category of extensions of credit or other assets of such Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBO Rate" in Section 1.02, (ii) a Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impossible for a Lender to make or maintain its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then such Lender's obligation to make or maintain its Pro Rata Share of the Loan (or portions thereof) at the LIBO Based Rate (and Borrower's right to request the same) shall be suspended and such Lender shall give notice thereof to Borrower (with a copy to Agent) and, upon the giving of such notice, interest payable on the affected Note shall be converted to the Prime Based Rate, unless such Lender may lawfully continue to maintain its Pro Rata Share of the Loan (or any portion thereof) then bearing interest at the LIBO Based Rate to the end of the current Interest Period(s), at which time the interest rate on the affected Note shall convert to the Prime Based Rate. If subsequent to any conversion to the Prime Based Rate as provided above such Lender determines that such Regulatory Change has ceased to be in effect, such Lender will so notify Borrower (with a copy to Agent), and Borrower may convert the rate of interest payable under the Notes with respect to those portions of the Principal Amount bearing interest at the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

         Determinations by each Lender of the existence or effect of any Regulatory Change on its costs of making or maintaining its Pro Rata Share of the Loan, or portions thereof, at the LIBO Based Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate such Lender in respect of Additional Costs, shall be included in a calculation of such amounts given to Borrower and shall be conclusive, so long as made on a reasonable basis.

         3.02. Limitations on Availability of LIBO Based Rate. Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Based Rate in respect of any LIBO Rate Request Amount as provided in this Agreement, a Lender determines (which determination shall be conclusive, so long as made on a reasonable basis) that (i) by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for determining the LIBO Based Rate applicable to an Interest Period or (ii) the LIBO Rate, as determined by such Lender, will not accurately reflect the cost to such Lender of making or maintaining its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then such Lender shall give Borrower prompt notice thereof (with a copy to Agent), and such Lender's portion of the LIBO Rate Request Amount in question shall bear interest, or continue to bear interest, as the case may be, at the Prime Based Rate. If at any time subsequent to such Lender's giving of such notice, such Lender determines that because of a change in circumstances the LIBO Based Rate is again available to Borrower under its Note, such Lender shall so notify Borrower (with a copy to Agent) and Borrower may convert the rate of interest payable under such Note from the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request and otherwise complying with the provisions of this Agreement with respect thereto.

         3.03. Certain Compensation. Other than in connection with a conversion of an affected Note pursuant to the second paragraph of Section 3.01, Borrower shall pay directly to a Lender, immediately upon request, which request shall include a calculation of the amounts due, and notwithstanding contrary provisions contained in the Mortgage or other Loan Documents, such amounts as shall, in the judgment of such Lender (which shall be conclusive so long as made on a reasonable basis), compensate it for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary) of any portion of the Principal Amount bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the rate of interest payable under such Lender's Note from the LIBO Based Rate to the Prime Based Rate with respect to any portion of the Principal Amount then bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (iii) the failure of all or a portion of an advance of the Loan which was to have borne interest at the LIBO Based Rate pursuant to a LIBO Rate Request to be made or (iv) the failure of Borrower to borrow in accordance with a LIBO Rate Request submitted by it, which amounts shall include, without limitation, an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (y) below) of the excess, if any, of (x) the amount of interest (less the LIBOR Margin) that would have accrued at the LIBO Based Rate on the amount so prepaid, converted, not advanced or not borrowed, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period over (y) the amount of interest (as reasonably determined in good faith by such Lender) based upon the interest rate which such Lender would have bid in the London interbank market for U.S. dollar deposits in an amount comparable to the amount so prepaid, converted, not advanced or not borrowed, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period.

         3.04. "Lender" to Include Participants. For purposes of this Article III and of the definition of "Additional Costs" in Section 1.02, the term "Lender" shall, at each Lender's option, be deemed to include such Lender's present and future Participants in the Loan to the extent of each such Participant's actual Additional Costs or other losses, costs or expenses payable pursuant to this Article III.

                                  ARTICLE IV.

                        CONDITIONS PRECEDENT TO LENDERS'
                     OBLIGATION TO MAKE THE INITIAL ADVANCE

         4.01. Conditions Precedent to Initial Advance. Lenders shall not be obligated to make the Initial Advance until the following conditions shall have been satisfied.

                 (a) Agent shall have received and approved the items specified in Section 4.02;

                 (b) The Construction Consultant shall have received and approved the items specified in Section 4.03;

                 (c) Lenders' Counsel shall have received and approved the items specified in Section 4.04;

                 (d) The representations and warranties made in Article VI hereof shall be true and correct on and as of the date of the Initial Advance with the same effect as if made on such date;

                 (e) The Improvements, if any, shall not have been materially injured or damaged by fire or other casualty unless Agent shall have received insurance proceeds sufficient in the judgment of the Construction Consultant to effect the satisfactory restoration of the Improvements and to permit completion of the Improvements prior to the Completion Date; and

                 (f)  There shall exist no Default or Event of Default.

         4.02. Items to Be Received and Approved by Agent. The items to be received and approved by Agent prior to the Initial Advance shall be:

                 (a) Fees and Expenses. Payment of (i) an administration fee of $60,000 for the first Loan year to be retained by Agent for its own account; (ii) those fees required by the Supplemental Fee Letter to be paid on or before the Initial Advance, to be retained by UBS for its own account; and (iii) all fees and expenses incurred by Agent (including, without limitation, the reasonable fees and expenses of Lenders' Counsel, the Construction Consultant, Lenders' environmental consultant, and the preparer of the appraisal required below);

                 (b) Current Financial Statements and such other financial data as Lenders shall require;

                 (c)  An appraisal of the Premises and Improvements;

                 (d) Advice from the Construction Consultant to the effect that (i) the Plans have been approved by him and by

       Governmental Authorities, (ii) the Improvements as shown by the Plans will comply with applicable zoning ordinances and regulations, (iii) a General Contract and/or Major Subcontracts are in effect which satisfactorily provide for the construction of the Improvements, (iv) all roads and utilities necessary for the full utilization of the Improvements for their intended purposes have been completed or the presently installed and proposed roads and utilities will be sufficient for the full utilization of the Improvements for their intended purpose and (v) the construction of the Improvements theretofore performed, if any, was performed in accordance with the Plans and the construction of the Improvements will be finished along with all necessary roads and utilities on or before the Completion Date;

               (e) A copy of the General Contract, certified by Borrower to be true and complete, or if there is no General Contractor, copies of the Major Subcontracts so certified, together with a copy of Borrower's agreement with Borrower's Architects so certified;

               (f) The policies of hazard and other insurance required by the Mortgage, including flood insurance, if applicable (together with evidence of the payment of the premiums therefor) which policies will contain an endorsement specifically providing that, in the case of any damage, all insurance proceeds will be paid to Agent;

               (g) Performance bonds naming Agent as co-obligee and labor and materials payment bonds, each in AIA Document No. A-311 (1970 Edition), for penal sums equal to the amounts of the General Contract and such of the Major Subcontracts as Agent shall have designated;

               (h) A progress schedule or chart showing the interval of time over which each item of Direct Cost is projected to be incurred or paid;

               (i)  The Project Cost Statement;

               (j) A Requisition for the Initial Advance, together with, if requested by Agent, proof of payment of any Indirect Costs included therein;

               (k) Evidence that the Premises and the Improvements thereon are not currently and have never been subject to Hazardous Materials except for conditions disclosed in the environmental reports listed in Exhibit K (the "Environmental Reports"); such evidence shall include, without limitation, at Borrower's expense, a detailed report and certification by a properly qualified engineer, which shall include, inter alia, a certification that such engineer has obtained and examined the list of prior owners, tenants and other users required by paragraph (j) of Section 4.04, and has made an on-site physical examination of the Premises, and a visual observation of the surrounding areas, and has found no evidence of past or present Hazardous Materials activities or the presence of Hazardous Materials;

                 (l)  Copies of the items required by paragraphs (c) and (g) of
       Section 4.04;

                 (m) Copies of any and all brokerage or leasing agreements and property management agreements with respect to the Premises; and

                 (n)      the Cash Collateral.

       4.03. Items to Be Received and Approved by Construction Consultant. The items to be received and approved by the Construction Consultant prior to the Initial Advance shall be:

                 (a) Copies of a soil-engineer's report, a site plan (showing all necessary approvals, utility connections and site Improvements) and the Plans;

                 (b) Copies of the items required by paragraphs (e), (h), (i) and (k) of Section 4.02 and by paragraphs (c), (d) and (f) of Section 4.04;

                 (c) Copies of each Major Lease which contains any requirements or specifications in respect of construction of the Improvements;

                 (d) Copies of all inspection and test records and reports made by or for Borrower's Architects;

                 (e) Copies of all documents listed as exceptions to title in the title policy required by Section 4.04; and

                 (f) If the Initial Advance consists in whole or in part of advances for Direct Costs, a copy of the Requisition therefor.

         4.04. Items to Be Received and Approved by Lenders' Counsel. The items to be received and approved, on Lenders' behalf, by Lenders' Counsel prior to the Initial Advance shall be:

                 (a) The executed Notes, Mortgage, Supplemental Fee Letter, Indemnity, this Agreement, the Requisition Authorization Statement and UCC-1 financing statements relating to the Mortgaged Property and the Cash Collateral;

                 (b) A paid title insurance policy or policies, in the amount of the Mortgage, in ALTA (1992) form with New York endorsements, issued by the Title Insurer, which shall be assignable to a permanent mortgagee without additional cost, shall insure the Mortgage to be a valid lien on Borrower's

         Interest in the Premises free and clear of all defects and encumbrances except those previously received and approved by Lenders' Counsel, and shall contain:

                        (i) full coverage against mechanics' liens (filed and inchoate),

                       (ii) a reference to the survey but no survey exceptions except those theretofore approved by Lenders' Counsel,

                      (iii) such affirmative insurance and endorsements as Lenders' Counsel may require,

                       (iv) a Pending Disbursements Clause in the form of EXHIBIT F hereto; and, if any such policy is dated earlier than the date of the Initial Advance, a continuation of or endorsement to such policy, in a form approved by Lenders' Counsel, conforming to the requirements of said EXHIBIT F and setting forth no additional exceptions except those approved by Lenders' Counsel, and

                        (v) containing such co-insurance provisions as Lenders' Counsel may require,

         and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Agent, in ALTA 1990 Facultative form, as Agent may require;

                 (c) Copies of any and all authorizations including plot plan and subdivision approvals, certificates of occupancy, zoning variances, sewer, building and other permits required by Governmental Authorities for the construction, use, occupancy and operation of the Premises and/or Improvements for the purposes contemplated by the Plans in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning codes, laws and regulations;

                 (d) Letters from Borrower's Architects and the General Contractor in the forms of EXHIBITS C and D hereto, respectively, and letters, also in the form of said EXHIBIT D, from all Major Subcontractors specified by Lenders;

                 (e) UCC searches against Borrower or other owner of the Premises and advice from the Title Insurer to the effect that searches of proper public records disclose no leases of personalty or financing statements filed or recorded against the Premises, Borrower or other owner of any Mortgaged Property;

                 (f) A survey (current to within ten (10) days of the Initial Advance) of the Premises certified to Agent and the Title Insurer showing:

                        (i) the location of the perimeter of the Premises by courses and distances,

                       (ii) all easements, rights-of-way and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Premises,

                      (iii) the lines of the streets abutting the Premises and the width thereof, and any established building lines,

                       (iv) encroachments and the extent thereof upon the Premises,

                        (v) the Improvements, to the extent constructed, and the relationship of the Improvements by distances to the perimeter of the Premises, established building lines and street lines, and

                       (vi) if the Premises are described as being on a filed map, a legend relating the survey to said map;

                 (g) Executed counterparts of each Major Lease, accompanied by an estoppel certificate from the tenant thereunder and, an executed notice-of-assignment letter in the form of EXHIBIT I hereto in respect thereof;

                 (h) An opinion of Borrower's counsel to the effects set forth in paragraphs (a), (e) and (f) of Section 6.01, and to the effects, in addition to such other effects incident to the transactions contemplated hereby as Lenders' Counsel may require, that:

                        (i) there exist no violations of any statutes, rules, orders, ordinances, regulations or requirements of any Governmental Authorities with respect to the Improvements and that the anticipated use thereof complies with all applicable statutes, ordinances, regulations (including, but not limited to, zoning, environmental, ecological, landmark and all other applicable categories) and restrictions, covenants, leases and easements affecting the Premises,

                       (ii) the Premises are not part of a larger tract of land owned by Borrower or its affiliates, or otherwise considered as part of one zoning or tax lot, or, if they are, that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot (including parking and utility facilities and street access, if relevant) capable of being (1) conveyed as such and (2) developed in the manner contemplated by this Agreement, and

                     (iii) this Agreement, the Notes, Mortgage and Indemnity have each been duly authorized, executed and delivered by the parties thereto (other than Agent and Lenders) and are valid and binding instruments enforceable against such parties in accordance with their respective terms, including without limitation, any governing law designations made therein, subject, however, to the qualifications that (1) some of the rights and remedies set forth in this Agreement and the Notes and Mortgage may be limited by bankruptcy, insolvency, reorganization and other laws of general application to the enforcement of creditors' rights and (2) certain remedies and waivers contained in the Mortgage may be limited by applicable law, none of which qualifications will materially interfere with the practical realization of the benefits and security provided by said documents except for the economic consequences of any procedural delay which may result therefrom; and

                 (i)  Copies of the following documents with respect to
        Borrower:

                        (i) a good-standing certificate from the jurisdiction of its incorporation and from the State of New York,

                       (ii) a resolution, certified by the corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to be executed, delivered or performed by said corporation, and

                      (iii) a certificate of the corporate secretary as to the incumbency of the officers executing any of the documents required hereby;

                 (j) A list, certified by the Title Insurer, of the prior owners, tenants and other users, during the period from January 1, 1940 to the date of such certification, of all or any portion of the Premises or the Improvements thereon.


                                   ARTICLE V.

                  CONDITIONS PRECEDENT TO LENDERS' OBLIGATIONS
                   TO MAKE ADVANCES AFTER THE INITIAL ADVANCE

         5.01. Generally. Lenders' obligation to make Loan advances after the Initial Advance shall be subject to the satisfaction of the following conditions:

                 (a) All conditions of Article IV shall have been and remain satisfied as of the date of such advances;

                 (b) Agent and the Construction Consultant shall have received a Requisition for the advance, together with such other documentation and information as either of them may require;

                 (c) Agent shall have received a continuation report of or endorsement to the title policy insuring the Mortgage to the date of such advance, in the form approved by Lenders' Counsel, conforming to the pending disbursement requirements set forth in EXHIBIT F hereto and setting forth no additional exceptions (including survey exceptions) except those approved by Lenders' Counsel;

                 (d) If required by Agent, it shall have received a survey of the Premises certified to it and the Title Insurer, updated, with respect to all relevant requirements and information, to within ten
         (10) days of the advance;

                 (e) The representations and warranties made in Article VI hereof shall be true and correct on and as of the date of the advance with the same effect as if made on such date; and

                 (f)  There shall exist no Default or Event of Default.

         5.02. Last Direct Costs Advance. In the case of the last Loan advance as provided in Section 2.04(c), Agent shall also have received:

                 (a) Advice from the Construction Consultant to the effect that construction of the Improvements has been completed, and any necessary utilities and roads have been finished and made available for use, in accordance with the Plans and that he has received satisfactory evidence of the issuance by Governmental Authorities of a temporary certificate of occupancy for the shell of the Improvements, including the parking garage;

                 (b) A current final survey of the Premises, certified to Agent and the Title Insurer, showing the completed Improvements; and

                 (c) No notice from any tenant under a Major Lease, not theretofore complied with, that, for purposes of the Major Lease, the Improvements have not been satisfactorily completed.

                                  ARTICLE VI.

              BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.01. Representations and Warranties. Borrower represents and warrants that:

                 (a) Due Formation, Power and Authority. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has stock outstanding which has been duly and validly issued, is qualified to do business and is in good standing in the State of New York with full power and authority to consummate the transactions contemplated hereby;

                 (b) Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally;

                 (c) Plans Etc. Satisfactory. The Plans are satisfactory to it, have been reviewed and approved by the General Contractor, all tenants who have the right to approve the Plans, Borrower's Architects and, to the extent required by applicable law or any effective restrictive covenant, by all Governmental Authorities and the beneficiary of any such covenant; all construction, if any, already performed on the Improvements has been performed on the Premises in accordance with the Plans approved by the persons named above and with any restrictive covenants applicable thereto; there are no structural defects in the Improvements or violations of any requirement of any Governmental Authorities with respect thereto; the planned use of the Improvements complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Premises as well as all environmental, ecological, landmark, and other applicable laws and regulations; and all requirements for such use have been satisfied;

                 (d) Financial Statements. Financial Statements have been heretofore delivered to Lenders which are true, correct and current in all respects and which fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowing (other than the Loan) which might give rise to a lien or claim against the Mortgaged Property or Loan proceeds has been made by Borrower or others since the dates thereof;

                 (e) Litigation; Compliance with Judgments. There are no actions, suits or proceedings, if any, pending or to the knowledge of Borrower threatened against or affecting it, the Premises, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which are identified in EXHIBIT J hereto and which are fully covered by insurance, subject to reasonable deductibles, or would, if adversely determined, not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Loan Documents; to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities, except where such default would not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Loan Documents;

                (f) No Conflicts. The consummation of the transactions contemplated hereby and performance of this Agreement, the Notes, Mortgage, and Indemnity have not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws or other instrument to which Borrower is a party or by which it may be bound or affected, except where such breach or default would not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Loan Documents;

                (g) Utilities Available. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Premises, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities;

                (h) Requisition Constitutes Reaffirmation. Each Requisition presented to Agent, and the receipt of the funds requested thereby, shall constitute an affirmation that the representations and warranties contained in this Section 6.01 remain true and correct as of the respective dates thereof;

                (i) Creation of Liens. It has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property prior to the Mortgage except for its arrangements with Borrower's Architects, the General Contractor, Major Subcontractors and contractors or subcontractors who have filed lien waivers or signed Payment Receipts for all payments due under said arrangements as of the end of the period covered by the last Requisition;

                (j) Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have been acquired by appropriate Governmental Authorities or dedicated to public use and accepted by said Governmental Authorities, and all necessary steps have been taken by

        Borrower and said Governmental Authorities to assure the complete construction and installation thereof no later than the Completion Date or any earlier date required by any law, order or regulation or Major Lease;

                (k) Leases. Each Major Lease is unmodified (except for modifications previously delivered to Agent) and in full force and effect, there are no defaults under any thereof and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied;

                (l)  No Default.  There exists no Default or Event of Default;

                (m) Plans. The approved Plans referred to in paragraph (b) above are scheduled by sheet number, title, date and revised date in the letter from Borrower's Architects required by paragraph (d) of
        Section 4.04, which schedule is hereby certified by Borrower to be true and correct, and are the same as the filed plans referred to in the building permits for the Improvements;

                (n) Construction Prior to Closing. It advised the Title Insurer in writing prior to the issuance of the title policy insuring the Mortgage whether any survey, soils-testing, site-development, excavation or other work related to construction of the Improvements was begun or done before the Mortgage was recorded;

                (o) Flood Hazard Zone. The Premises are not located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or, if they are, Borrower has obtained the flood-hazard insurance required by the NFIA of 1968, as amended (42 USC 4013, et seq.);

                (p) Lien Law Statement. Attached hereto as EXHIBIT A and made a part hereof is the Lien Law Statement in conformity with
        Section 22 of the Lien Law;

                (q) Environmental Protection. The Premises and the Improvements thereon, and, to the best of Borrower's knowledge, the surrounding areas, are not currently and have never been subject to Hazardous Materials or their effects except as disclosed in the Environmental Reports; there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders, regarding any Hazardous Materials relating in any way to the Premises or the Improvements thereon; and

                (r) Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Agent or any

        Lender in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading; there is no fact which Borrower has not disclosed to Agent and Lenders in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely any of the Mortgaged Property or the business, profits or financial condition of Borrower, or the ability of Borrower to perform this Agreement and the other Loan Documents.

        6.02.  Covenants.  Borrower covenants and agrees that it will:

                (a) Compliance with Laws. Promptly comply in all material respects with all laws, ordinances, orders, rules, statutes and regulations of Governmental Authorities relating to the Mortgaged Property and promptly furnish Agent with reports of any official searches made by Governmental Authorities and any claims of violations thereof;

                (b) Right of Inspection. Permit Agent, Lenders and their representatives and the Construction Consultant to enter upon the Premises, inspect the Improvements and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are or may be kept at the construction site; cooperate and cause the General Contractor and Major Subcontractors to cooperate with the Construction Consultant to enable him to perform his functions hereunder; and, at the time of each inspection by the Construction Consultant, make available to said consultant, on demand, daily log sheets covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction;

                (c) Payment of Costs. Pay all Direct and Indirect Costs and expenses required for completion of the Improvements (and all costs and expenses required for the operation, management, leasing and maintenance thereof following such completion) and for the satisfaction of the conditions of this Agreement (irrespective of the amounts set forth in Column C of the Project Cost Statement and irrespective of the absence of any amount in said Column C for a particular item of Direct or Indirect Costs), including, without limitation:

                        (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby,

                           (ii) any taxes, insurance premiums, liens, security interests or other claims or charges against the Premises or Improvements, and

                          (iii) all costs of completion of the work to be performed by Borrower in space to be occupied in the Improvements (including public space) to permit the lawful occupancy thereof for the purposes contemplated by actual or prospective lessees or owners of such space as set forth in the individual leases, subleases or in detailed work letters or other agreements or letters of intent with respect thereto, or, in cases where there are no such leases, subleases, work letters or other documents as aforesaid, to the level of building standard in accordance with industry practices, as conclusively determined by the Construction Consultant;

                 (d) Construction of the Improvements. Commence construction of the Improvements no later than sixty (60) days from the date hereof; submit a Requisition for the Initial Advance within thirty
         (30) days after such commencement and subsequent advances on a monthly basis thereafter; cause the construction thus begun to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Plans except during the existence of delays (which delays shall not cause the Improvements to fail to be completed by the Completion Date in Agent's reasonable judgment) caused by events beyond its control; use only materials, fixtures, furnishings and equipment in connection with construction of the Improvements that are not used or obsolete; and complete construction of the Improvements, and the installation of all necessary roads and utilities, in accordance with the Plans, on or before the Completion Date free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the construction of the Improvements; time being of the essence as to this paragraph (d);

                 (e) Project Sign. Promptly following the execution of this Agreement, place a sign, at its own expense, on the Premises at a location satisfactory to Agent indicating, among other things, that Lenders are financing the construction of the Improvements;

                 (f) Trust Fund. Receive and deposit in the Building Loan Trust Account all advances made hereunder; hold the same and the right to receive the same as a trust fund for the purpose of paying only the "cost of improvement", as such quoted term is defined in the Lien Law, including payments for such purpose itemized on the Direct and Indirect Cost Statements made by Borrower prior to the Initial Advance but subsequent to the commencement of construction of the Improvements;

                 (g) Indemnification re: Brokers. Indemnify Agent and Lenders against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby;

                 (h) Certain Materials to be Submitted. Upon request, deliver to Agent and/or the Construction Consultant copies of all contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Mortgage, or under which it has incurred costs for which it is entitled to a Loan advance, and deliver to Agent such other data or documents in connection with the Improvements as Agent may from time to time request;

                 (i) Correction of Defects and Departures from Plans. Upon demand of Agent or the Construction Consultant, correct any defects (including structural) in the Improvements or any departures from the Plans not approved by Agent;

                 (j) Leases. Deliver to Agent an executed counterpart of each lease of the Premises executed after the date hereof, and keep each lease in full force and effect;

                 (k) Performance of Change Order Work. Not permit the performance of any work pursuant to any General Contract, Major Subcontract, Change Order or Plans until Agent and the Construction Consultant (i) shall have received copies thereof and (ii) in the case of Plans or Change Orders which will result in (A) a change in the aggregate of the contract prices for the construction of the Improvements in excess of the Change Order Amount or which, together with the aggregate of Change Orders theretofore executed by Borrower (excluding those approved by Agent pursuant to this paragraph) will result in a change in such prices in excess of the Aggregate Change Order Amount or (B) a change in the character of the Improvements, shall have given specific written approval thereof; it being understood that approval of any Plans or Change Order will not obligate Lenders to increase or advance any Loan Budget Amount on account of any such Plans or Change Order;

                 (l) Certain Requirements Regarding General Contract and Major Subcontracts. Require covenants from the General Contractor and Major Subcontractors who have contracts directly with Borrower to the same effect as the covenant made by Borrower in the immediately preceding paragraph; and it will provide in every General Contract that the General Contractor will deliver to Agent or the Construction Consultant copies of all Major Subcontracts, Change Orders and any other contract, purchase order or subcontract covering labor, materials, equipment or furnishings to or for the Improvements, and the names of all persons with whom the

         General Contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor;

                 (m) Security of Site. Employ suitable means to protect from theft or vandalism all portions of the Improvements and all tools and building materials stored on the Premises;

                 (n) Compliance with Covenants, Restrictions and Easements; Satisfaction of Conditions. Comply with all restrictions, covenants and easements affecting the Premises or the Improvements and cause the satisfaction of all conditions of this Agreement;

                 (o) Notice of Material Adverse Change. Give written notice of, as soon as practical, and in any event within five (5) days after its knowledge of the occurrence of, any event or occurrence of whatever nature which is likely to (i) have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents or (ii) create a risk of sale or forfeiture of any of the Mortgaged Property or otherwise materially impair the value of the Mortgaged Property or Lenders' rights therein; and

                 (p) Administration and Other Fees. Pay to Agent, for the account of Agent, an adminstration fee for the second Loan year, payable in advance in quarterly installments of $15,000 on the first
         (1st) day of April, July and October in 1996 and January in 1997 and on the first (1st) day of each quarter thereafter, if the Loan is extended pursuant to Section 2.17; and pay to UBS, for its own account, any fees owed under the Supplemental Fee Letter when due and payable thereunder.

         6.03. Continuing Accuracy of Representations and Warranties. Borrower covenants that the representations and warranties made by it in
Section 6.01 and the other Loan Documents will be continuously true and correct.


                                  ARTICLE VII.

                         AGENT; RELATIONS AMONG LENDERS

         7.01. Appointment, Powers and Immunities of Agent. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Agent shall perform its obligations under this Agreement and the other Loan Documents in good faith according to the same standard of care as that customarily exercised by Agent in administering its own real estate loans. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Agent acts as an agent with respect to the receipt or payment of funds. Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien securing the obligations hereunder or thereunder or for any failure by Borrower or any other obligor to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         7.02. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. Agent may deem and treat each Lender as the holder of the Pro Rata Share of the Loan made by it for all purposes hereof and shall not be required to deal with any person who has acquired a Participation interest in the Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders and any other holder of all or any portion of the Loan or Participation therein.

         7.03. Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default or of an Event of Default unless Agent has actual knowledge thereof or has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Agent has such actual knowledge or receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Agent, following consultation with Lenders, shall (subject to Section 7.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interest of Lenders. In no event shall Agent be required to take any such action which it determines to be contrary to law.

         7.04. Rights of Agent as Lender. With respect to its Individual Loan Commitment and its Pro Rata Share of the Loan, Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its capacity as a Lender. Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any of its affiliates) as if it were not acting as Agent.

         7.05. Sharing of Costs by Lenders; Indemnification of Agent. Each Lender agrees to pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the lien of the Mortgage or to preserve or protect the Mortgaged Property. In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Prime Based Rate from the date of payment by Agent and/or the other Lender(s). In addition, each Lender agrees to reimburse and indemnify Agent (to the extent it is not paid by on or behalf of Borrower, after demand for payment is made by Agent, under Section 8.11 or under the applicable provisions of any other Loan Document, but without limiting the obligation of Borrower under said Section
8.11 or such provisions), for such Lender's ratable share, based upon the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 8.11) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (ii) any loss of principal or interest with respect to Agent's Pro Rata Share of the Loan or (iii) any loss suffered by Agent in connection with a swap or other interest rate hedging arrangement entered into between Agent and Borrower.

         7.06. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other Document referred to or provided for herein or therein or to inspect the properties (including, without limitation, the Premises) or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower (or any of its affiliates) which may come into the possession of Agent or any of its affiliates.

         7.07. Failure of Agent to Act. Except for action expressly required of Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section 7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         7.08. Resignation or Removal of Agent. Agent may be removed at any time with cause by the Required Lenders, provided that Borrower and the other Lenders shall be promptly notified thereof. Upon any such removal, the Required Lenders shall have the right to appoint a successor Agent, which successor Agent shall be subject to Borrower's approval, such approval not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within twenty (20) days after the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be one of Lenders, within ten (10) days. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify Borrower and the other

Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         7.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

         7.10. Liability of Agent. Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

         7.11. Transfer of Agency Function. Without the consent of Borrower or any Lender, Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located in the United States, provided that Agent shall promptly notify Borrower and Lenders thereof.

         7.12. Non-Receipt of Funds by Agent. Unless Agent shall have received notice from a Lender or Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to Agent of Loan proceeds or Borrower is to make payment to Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Agent, Agent may assume that the Required Payment has been made in full to Agent on such date, and Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Agent, the recipient of such payment shall repay to Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Agent until the date Agent recovers such amount, at the Federal Funds Rate.

         7.13. Withholding Taxes. Each Lender represents at all times during the term of this Agreement that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Agent and Borrower such forms, certifications, statements and other documents as Agent or Borrower may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent or Borrower to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States or any state thereof, such Lender will furnish to Agent and Borrower a United States Internal Revenue Service Form 4424 in respect of all payments made to such Lender by Borrower or Agent under this Agreement or any other Loan Document or a United States Internal Revenue Service Form 1001 establishing such Lender's complete exemption from United States withholding tax in respect of payments to be made to such Lender by Borrower or Agent under this Agreement or any other Loan Document, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of United States tax with respect thereto.
Agent shall not be obligated to make any payments hereunder to such Lender in respect of the Loan until such Lender shall have furnished to Agent and Borrower the requested form, certification, statement or document.

         7.14. Sharing of Payments among Lenders. If a Lender shall obtain payment of any principal of its Note or of or interest thereon through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.
Borrower agrees that any Lender so purchasing a Participation in the Loan may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such Participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

         7.15. Possession of Documents. Each Lender shall maintain possession of its own Note. Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

         7.16. Effect of a Lender's Failure to Make an Advance. In the event any Lender fails for any reason to fund the portion it is required to fund of any advance of Loan proceeds by 3:00 p.m. on the second Business Day after the date established by Agent as the date such advance is to be made, such Lender shall be a "Delinquent Lender" for all purposes hereunder until and unless such delinquency is cured in accordance with the terms and by the time permitted under Section 7.17, and the following provisions shall apply:

         (a) Agent shall notify (such notice being referred to as the "Delinquency Notice") each Lender and Borrower of any Lender's failure to fund. Each Non-Delinquent Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Delinquent Lender's portion of such advance, provided that, within twenty (20) days of the date of the Delinquency Notice (the "Election Period"), such Non-Delinquent Lender (the "Electing Lender") irrevocably commits by notice in writing (an "Election Notice") to Agent, the other Lenders and Borrower to fund the Delinquent Lender's portion of the advance that is the subject of the delinquency and to assume the Delinquent Lender's obligations with respect to the advancing of the entire undisbursed portion of the Delinquent Lender's Individual Loan Commitment (such entire undisbursed portion of the Delinquent Lender's Individual Loan Commitment, including its portion of the advance that is the subject of the delinquency, the "Delinquency Amount"). If Agent receives more than one Election Notice within the Election Period, then the Non-Delinquent Lenders who have so elected (collectively, the "Electing Lenders") shall be deemed to have committed to fund ratable shares of the Delinquency Amount based upon the amounts of their respective Individual Loan Commitments. If there are one or more Electing Lenders and the Delinquent Lender fails to cure during the Election Period as provided in Section 7.17, then upon the expiration of the Election Period, each Electing Lender's Individual Loan Commitment shall be automatically increased by the Delinquency Amount (if there is only one Electing Lender) or such Electing Lender's ratable share, determined as aforesaid, of the Delinquency Amount (if there are two or more Electing Lenders), and the Delinquent Lender's Individual Loan Commitment shall automatically be reduced by the Delinquency Amount. Agent shall thereupon notify Borrower and each Lender of (i) the adjusted amounts of the Individual Loan Commitments and (ii) if the advance that was the subject of the delinquency was not made pursuant to Section 7.12 or was refunded by Borrower pursuant to paragraph (e) of this Section, the rescheduled date of such advance (which shall be no sooner than three
       (3) Business Days after such notice). In the event Agent shall have funded, pursuant to Section 7.12, the entire advance that was the subject of the delinquency (including the Delinquent Lender's portion), and Borrower shall not have refunded such advance pursuant to paragraph
       (e) of this Section, the Electing Lender(s) shall remit to Agent the Delinquent Lender's portion of the advance, or their ratable shares thereof, as the case may be, within three (3) Business Days of the notice provided for in the immediately preceding sentence, and Agent shall reimburse itself from such funds for making the Delinquent Lender's portion of the advance.

       Notwithstanding anything to the contrary contained herein, if Agent advances its own funds in respect of a Delinquent Lender's portion of an advance, Agent shall be entitled to the interest on the portion of the Principal Amount represented thereby, from the date Agent makes such advance until the date it is reimbursed therefor.

         (b) In connection with the adjustment of the amounts of the Individual Loan Commitments of the Delinquent Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower covenants that it shall, promptly following the request of the Electing Lender(s), execute and deliver to each Electing Lender and the Delinquent Lender replacement notes substantially in the form of EXHIBIT H hereto and stating: "This Note is a replacement note as contemplated by Section 7.16 of the Loan Agreement; it replaces and is in lieu of that certain note made by Maker dated [Closing Date] to the order of [Lender] in the principal sum of [Lender's original Individual Loan Commitment]." Such replacement notes shall be in amounts equal to such Lenders' respective Individual Loan Commitments, as adjusted. All such replacement notes shall constitute "Notes" for purposes of this Agreement and the other Loan Documents. The execution and delivery of replacement notes as required above shall be a condition precedent to any further advances of Loan proceeds.

         (c) In the event that no Lender elects to commit to fund the Delinquency Amount within the Election Period as provided in paragraph
       (a) of this Section, Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender and the provisions of Section
       2.09 shall apply.

         (d)  Subject to a Delinquent Lender's right to cure as provided in
       Section 7.17, but notwithstanding anything else to the contrary contained in this Agreement, the Delinquent Lender's interest in, and any and all amounts due to a Delinquent Lender under, the Loan Documents (including, without limitation, all principal, interest, fees and expenses) shall be subordinate in lien priority and to the repayment of all amounts (including, without limitation, interest) then or thereafter due or to become due to the Non-Delinquent Lenders under the Loan Documents (including future advances), and the Delinquent Lender thereafter shall have no right to participate in any discussions among and/or decisions by the Lenders hereunder and/or under the other Loan Documents. Further, any Delinquent Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Agent and/or the Non-Delinquent Lenders under, any Loan Document which is made subsequent to the Delinquent Lender's becoming a Delinquent Lender.

         (e) If, pursuant to the operation of Section 7.12, an advance of Loan proceeds is made without Agent's receipt of a Delinquent Lender's portion thereof, Borrower shall, upon demand of Agent, refund the entire such advance to Agent. Borrower's failure to do so within ten (10) days of such demand shall, notwithstanding anything to the contrary contained herein or in the Mortgage, constitute an Event of Default under the Mortgage. Upon its receipt of such funds from Borrower, Agent shall promptly remit to each Non-Delinquent Lender its appropriate share thereof.

         7.17. Cure by Delinquent Lender. A Delinquent Lender may cure a delinquency arising out of its failure to fund its required portion of any advance if, within the Election Period, it remits to Agent its required portion of such advance (together with interest thereon at the Involuntary Rate from the date such advance was to have been made if such advance was made by Agent and not refunded by Borrower pursuant to paragraph (e) of Section 7.16), in which event Agent shall so notify Borrower and the Non-Delinquent Lenders (i) of its receipt of such funds and (ii)(A) if the advance that was the subject of the delinquency shall not have been made (or shall have been refunded by Borrower pursuant to paragraph (e) of Section 7.16), of the rescheduled date of the advance (which shall be no sooner than three (3) Business Days after such notice) or (B) if Agent shall have funded the entire advance that was the subject of the delinquency (including the Delinquent Lender's portion) and Borrower shall not have refunded such advance pursuant to paragraph (e) of
Section 7.16, of its intention to reimburse itself from funds received from the Delinquent Lender (which reimbursement is hereby authorized) for funding the Delinquent Lender's required portion of the advance. In the event any Delinquent Lender cures a delinquency prior to the expiration of the Election Period (or thereafter with the consent of all of the Non-Delinquent Lenders), such Delinquent Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Agent and/or the Non-Delinquent Lenders under, any Loan Document which is made subsequent to that Lender's becoming a Delinquent Lender and prior to its curing the delinquency as provided in this Section, provided that such amendment or waiver of action was taken in accordance with the provisions of this Agreement. A Delinquent Lender shall have absolutely no right to cure any delinquency after the expiration of the Election Period unless all Lenders in their sole discretion elect to permit such cure.

         7.18.  Delinquent Lender Not Excused.  Nothing contained in Sections
7.16 or 7.17 shall release or in any way limit a Delinquent Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Delinquent Lender shall indemnify and hold harmless Agent and each of the Non-Delinquent Lenders from any claim, loss, or costs incurred by Agent and/or the Non-Delinquent Lenders as a result of a Delinquent Lender's failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys' fees) incurred by Agent and any Lender as a result of and/or in connection with (i) a Non-Delinquent Lender's acting as an Electing Lender, (ii) any enforcement action brought by Agent against a Delinquent Lender, and (iii) any action brought against Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

         7.19. Notices Regarding Delinquent Lender. Notices by Agent or Lenders pursuant to Sections 7.16 or 7.17 may be by telephone (to be promptly confirmed in writing).

         7.20. Replacement Lender. In the event any Lender becomes a Delinquent Lender and none of the other Lenders elects to be an Electing Lender pursuant to Section 7.16, Borrower shall have the right, provided there exists no Default or Event of Default, to cause another financial institution reasonably acceptable to the Required Lenders to assume the Delinquent Lender's obligations with respect to the Delinquency Amount on the then-existing terms and conditions of the Loan Documents (such replacement institution, a "Replacement Lender"). Such assumption shall be pursuant to a written instrument reasonably satisfactory to the Required Lenders. Upon such assumption, the Replacement Lender shall become a "Lender" for all purposes hereunder, with an Individual Loan Commitment in an amount equal to the Delinquency Amount, and the Delinquent Lender's Individual Loan Commitment shall automatically be reduced by the Delinquency Amount. In connection with the foregoing, Borrower shall execute and deliver to the Replacement Lender and the Delinquent Lender replacement notes substantially in the form of EXHIBIT H hereto and stating: "This Note is a replacement note as contemplated by
Section 7.20 of the Loan Agreement; it replaces and is in lieu of that certain note made by Maker dated [Closing Date] to the order of [Delinquent Lender] in the principal sum of [Delinquent Lender's original Individual Loan Commitment]." Such replacement notes shall be in amounts equal to, in the case of the Replacement Lender's note, the Delinquency Amount and, in the case of the Delinquent Lender's note, its Individual Loan Commitment, as reduced as aforesaid. Such replacement notes shall constitute "Notes" for purposes of this Agreement and the other Loan Documents.

         Lenders shall reasonably cooperate with Borrower's attempts to obtain a Replacement Lender, but they shall not be obligated to modify the Loan Documents in connection therewith, other than such modifications as may be required to reflect the admission of the Replacement Lender as a Lender. As part of the first advance of Loan proceeds following the admission of the Replacement Lender, Lenders shall advance to Borrower, subject to the satisfaction of all conditions of this Agreement, an amount equal to the Direct and Indirect Costs paid by Borrower pursuant to clause (ii) of Section 2.09.

                                 ARTICLE VIII.

                       GENERAL CONDITIONS AND PROVISIONS

         8.01. Trust Fund. This Agreement is subject to the trust fund provisions of the Lien Law, including, without limitation, Section 13 thereof.

         8.02. Documentation Etc. to Be Satisfactory. All documentation and proceedings required by, or deemed by Agent or Lenders' Counsel to be necessary or required in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, both of them as to form and substance. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Agent and Lenders' Counsel. Agent or Lenders' Counsel shall receive copies (certified if requested) of all documents which they may require in connection with the transaction contemplated hereby.

         8.03. Loan Balancing. If at any time Agent notifies Borrower that, in Agent's sole judgment, the undisbursed balance of the Loan is insufficient to pay the remaining Direct and Indirect Costs, Borrower shall either (i) deposit with Agent an amount equal to such deficiency, which Agent may from time to time apply, or allow Borrower to apply, to such Costs or (ii) pay for such Costs in the amount of such deficiency so that the amount of the Loan which remains to be disbursed shall be sufficient to complete the Improvements, and Borrower shall furnish Agent with such evidence thereof as Agent shall require. Borrower hereby agrees that Agent shall have a lien on and security interest in, for the benefit of Lenders, any sums deposited pursuant to clause
(i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid Costs as approved by Agent. Any such sums not used as provided in said clause (i) shall be released to Borrower when and to the extent that Agent determines that the amount thereof is more than the excess, if any, of the total remaining costs of completion of the Improvements over the undisbursed balance of the Loan, provided, however, that should an Event of Default occur, Agent shall, if the Required Lenders so elect, apply such amounts either to the costs of completion of the Improvements or to the immediate reduction of outstanding principal and/or interest under the Notes.

         8.04. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lenders, Agent and Borrower. All conditions of the obligations of Lenders to make advances hereunder are imposed solely and exclusively for the benefit of Lenders and may be freely waived or modified in whole or in part by Lenders (or, to the extent permitted by this Agreement, the Required Lenders or Agent) at any time if in its or their sole discretion it or they, as the case may be, deem it advisable to do so, and no person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lenders to make any Loan advances or to be a beneficiary of this Agreement or any advances to be made hereunder.

         8.05. Direct Advances to Contractors. During the existence of any Default or Event of Default, Borrower hereby irrevocably authorizes Lenders to advance any undisbursed Loan proceeds directly to the General Contractor, Major Subcontractors and other persons to pay for completion of the Improvements.
All such direct advances shall satisfy pro tanto the obligations of Lenders to Borrower hereunder regardless of the disposition thereof by the General Contractor, any Major Subcontractor or other person.

         8.06. Lenders Authorized to Advance for Interest Etc. Borrower hereby irrevocably authorizes Lenders to disburse, at the option of the Required Lenders, proceeds of the Loan to pay interest accrued on the Notes as it comes due, or to satisfy any of the conditions of this Agreement, including, without limitation, the payment of the fees and expenses of Lenders' Counsel and the Construction Consultant.

         8.07. Concerning Irrevocable Authorizations. Any and all advances made at any time by Lenders pursuant to the irrevocable authorizations granted by Sections 8.05 and 8.06 shall require no further direction, authorization or request for disbursement from Borrower and, in the case of advances under said
Section 8.06, may be made whether or not there exists a Default or Event of Default. Any and all such disbursements shall be added to the outstanding principal balance evidenced by the Notes and shall be secured by the Mortgage. The aforesaid authorizations shall (i) not prevent Borrower from paying the contractors and other persons, from paying the interest, or from satisfying the conditions and obligations referred to in said Sections, out of its own funds,
(ii) in no event be construed so as to relieve Borrower or others from their obligations to pay such contractors or other persons, to pay interest as and when due under the Notes, or to satisfy such conditions and obligations and (3) in no event obligate Lenders to disburse Loan proceeds for any such purposes.

         8.08. Ratification of Requisition by Acceptance of Advance. Borrower agrees that, by its acceptance of any advance of Loan proceeds under this Agreement, it shall be bound in all respects by the Requisition submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the Requisition and whether or not the Requisition is executed and/or submitted by an authorized person.

         8.09. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future advances, except to a wholly owned subsidiary of Borrower which has assumed the obligations of Borrower under the Loan Documents and the Other Loan Documents in a manner satisfactory to Agent such that Borrower and such subsidiary shall be jointly and severally liable thereunder.

        8.10. Setoff. To the extent permitted or not expressly prohibited by applicable law, Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Lender's offices against any amount payable by Borrower to such Lender under this Agreement or the Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

        8.11. Expenses; Indemnification. Borrower agrees to pay all reasonable costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers, the Construction Consultant and Lenders' Counsel) incurred by Agent or any Lender in connection with the preparation for and consummation of the transactions contemplated by this Agreement and for the performance and enforcement of this Agreement and the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby; provided, however, that Borrower shall not be responsible for (i) the fees and expenses of legal counsel for Lenders other than UBS incurred in connection with said counsel's review of this Agreement and other Loan Documents and (ii) costs, expenses and charges incurred by Agent and Lenders in connection with the administration or syndication of the Loan (other than the administration fee required by Section 6.02(p)). If Borrower fails promptly to pay costs, charges and expenses required to be paid by it as aforesaid, and any Lender or Agent pays such costs, charges or expenses, Borrower shall reimburse Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Involuntary Rate. Borrower agrees to indemnify Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.

         8.12. Notices. Except as otherwise provided herein, all notices under this Agreement shall be in writing and sent by registered or certified mail or Federal Express or other overnight courier from which proof of delivery is available or telecopy, receipt confirmed, addressed to a party at its address on the signature page of this Agreement, or such other address of which the party being notified shall have notified, in accordance with the foregoing requirements, the party giving notice. Notices permitted by this Agreement to be given by telephone shall be promptly confirmed in writing in accordance with the foregoing requirements. Notices shall be effective: (w) if by telephone, at the time of such telephone conversation, (x) if given by registered or certified mail, three (3) days after mailing, (y) if given by overnight courier, upon receipt and (z) if given by telecopy, upon receipt.

         8.13. Assignment; Participation. Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (the "Participations"). In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 8.11 without the consent of the Participant.

         Each Lender agrees to provide Borrower with notice of all Participations sold by such Lender. Borrower agrees to provide all assistance reasonably requested by a Lender to enable such Lender to sell Participations as aforesaid, or make assignments of its Loan as hereinafter provided in this Section, provided, however, any assignment or Participation shall be without cost or expense to Borrower except for the reasonable fees of Agent's counsel in connection with any assignment to an Assignee (as defined below).

         A Lender may at any time assign (i) to any bank or other institution with the acknowledgment of Agent and the consent of UBS and Borrower, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or (ii) to one or more banks or other institutions which are subsidiaries of a Lender or of the parent of a Lender (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, in each case, after giving effect to such assignment each Lender's and each Assignee's portion of the Loan will be equal to or greater than $5,000,000. Upon execution and delivery of such instrument and payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes, in the form of EXHIBIT H hereto, shall be issued to the assigning Lender and Assignee by Borrower, in exchange for the return of the original Note. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall constitute obligations secured by the Mortgage. If the Assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13.

         Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         Borrower recognizes that in connection with a Lender's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Premises or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. A Lender's delivery of any financial statements and appraisals to any such Participant or Assignee or prospective Participant or Assignee shall be done on a confidential basis.

       Borrower shall be entitled to rely on any statement made in writing by Agent that the consent of any Assignee has been received with respect to any act or matter under this Agreement.

         8.14. Amendments and Waivers in Writing; Remedies Cumulative. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower or any other obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver or consent is sought to be enforced (it being understood, however, that the signatures of the Required Lenders and, solely for purposes of its acknowledgement thereof, Agent, shall be sufficient to bind Lenders to any such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document;
(ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document; (iii) change the definition of Required Lenders; (iv) release any material portion of the Mortgaged Property or other collateral for the Loan other than in accordance with the Loan Documents; (v) amend this Section or any other provision requiring the consent of all Lenders; or (vi) release, in whole or in part, any obligor in respect of the Loan. Any advance of proceeds of the Loan made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Agent and Lenders, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any other remedies provided in the Loan Documents or by law.

         8.15. Agent's Determination Conclusive. Agent shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition of this Agreement.

         8.16. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         8.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         8.18. CERTAIN WAIVERS. TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, IN CONNECTION WITH THE OBLIGATIONS AND LIABILITIES AS AFORESAID, BORROWER HEREBY WAIVES:

(I) PROMPTNESS AND DILIGENCE; (II) NOTICE OF ANY ACTIONS TAKEN BY AGENT OR ANY LENDER UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT RELATING THERETO EXCEPT TO THE EXTENT OTHERWISE PROVIDED HEREIN;
(III) ALL OTHER NOTICES, DEMANDS AND PROTESTS, AND ALL OTHER FORMALITIES OF EVERY KIND IN CONNECTION WITH THE ENFORCEMENT OF BORROWER'S OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, THE OMISSION OF OR DELAY IN WHICH, BUT FOR THE PROVISIONS OF THIS SECTION, MIGHT CONSTITUTE GROUNDS FOR RELIEVING BORROWER OF ITS OBLIGATIONS HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS; (IV) ANY REQUIREMENT THAT AGENT OR ANY LENDER PROTECT, SECURE, PERFECT OR INSURE ANY LIEN ON ANY COLLATERAL FOR THE LOAN OR EXHAUST ANY RIGHT OR TAKE ANY ACTION AGAINST BORROWER OR ANY OTHER PERSON OR ANY COLLATERAL FOR THE LOAN; (V) ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF THE ASSETS OF BORROWER; AND (VI) IF THERE IS NO MORE THAN ONE ENTITY COMPRISING BORROWER, ALL RIGHTS OF SUBROGATION OR CONTRIBUTION, WHETHER ARISING BY CONTRACT OR OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, ANY SUCH RIGHT ARISING UNDER THE FEDERAL BANKRUPTCY CODE) OR OTHERWISE BY REASON OF PAYMENT BY BORROWER PURSUANT TO THIS AGREEMENT OR OTHER LOAN DOCUMENTS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY APPLICABLE LAW, BORROWER FURTHER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY, (Y) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) AND (Z) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

         8.19. Rules of Construction. When used in this Agreement, "or" is not exclusive; "hereunder", "herein" and the like refer to this Agreement as a whole; and, unless otherwise indicated, "Article" and "Section" refer to Articles and Sections of this Agreement. Except as otherwise provided in this Agreement, (i) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa; (ii) a reference to a person shall include its permitted successors and permitted assigns; (iii) a reference to a law includes any amendment or modification to such law; and (iv) a reference to an agreement, instrument or document shall mean such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents. The cover page and all Exhibits and Schedules to this Agreement shall be incorporated herein and made a part hereof. The table of contents and headings and captions hereunder are for convenience only and shall not affect the interpretation of this Agreement.

         8.20. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower, Agent and each Lender hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County, New York (or any county in New York State where any portion of the Mortgaged Property is located) over any suit, action or proceeding arising out of or relating to this Agreement, and hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in New York County (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to a party at its address indicated on the signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.


                                  ARTICLE IX.

                             PARTICULAR PROVISIONS

         The foregoing Articles of this Agreement are subject to the following further provisions:

         9.01. Cash Collateral. Borrower hereby assigns to Agent, for the benefit of Lenders, all of its right, title and interest in and to the Cash Collateral as security for the payment and performance of Borrower's obligations hereunder and under the Other Loan Documents. Agent will immediately deposit and hold the same in an interest-bearing cash collateral account (no. 292443) (the "Account"). Borrower hereby assigns the Account and all sums therein (including interest) to Agent, for the benefit of Lenders, as security for the payment and performance of Borrower's obligations hereunder, under the other Loan Documents, under the Other Notes and under the Other Loan Documents, and Borrower acknowledges that it shall have no rights to such sums except to the extent specifically provided for herein. If, at any time, an Event of Default shall occur, Agent shall, if the Required Lenders so elect, apply all amounts in the Account to the immediate reduction of amounts owed under the Loan Documents or the Other Loan Documents in such order and proportions as the Required Lenders may elect. After the completion of the Improvements, the satisfaction of the conditions to the last Loan advance in
Section 5.02 and each of the tenants under the Major Leases is paying full or base rent pursuant to its Major Lease, any amounts in the Account shall be disbursed to Borrower. Borrower agrees to execute such further documents and do such further acts as Agent may reasonably request to confirm and perfect the assignment and security interest provided for in this Section.

         9.02. Minimum Commitment by UBS. Subsequent to the Initial Advance, UBS hereby agrees to maintain an aggregate Individual Loan Commitment under the Loans in an amount no less than the lesser of

$25,000,000 or 40% of the aggregate Individual Loan Commitments under the Loan and the Other Loan, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to the parent or a majority-owned subsidiary of UBS.

         9.03. Letters of Credit. If requested by Borrower, UBS shall issue a standby, unconditional, irrevocable letter of credit (the "L/C") in favor of Sears, Roebuck and Co. for Borrower's account, as required under its Major Lease, the expiration date of the L/C not to be later than the Maturity Date. Borrower hereby acknowledges and agrees that a portion of the loan budget amount set forth in the Project Cost Statement for "Building/Garage" in an amount equal to the amount of the L/C from time to time shall be allocated toward repaying the amounts, if any, drawn under the L/C, and for no other purpose, and a portion of the outstanding principal amount under the Notes in the amount of the L/C from time to time shall evidence Borrower's obligations in connection with any such drawing. Each Lender hereby acknowledges that, notwithstanding the existence of a Default or Event of Default, in the event of any drawing under the L/C, it shall be obligated to advance Loan proceeds (such advances to be made by Lenders ratably in accordance with the respective undisbursed amounts of their Individual Loan Commitments) to reimburse UBS, for its own account, for any such drawing.

       Borrower shall pay to Agent, for the account of Lenders in accordance with their respective Pro Rata Shares, a fee for the initial term of the L/C (to be determined by UBS in good faith and in its reasonable discretion taking into account the limited additional credit risk), which fee shall be payable at the issuance thereof.

       If the L/C is returned or reduced, undrawn, to UBS, the parties hereto agree that the loan budget amount set forth in the Project Cost Statement for "Building/Garage" shall be increased by the amount of such reduction (or the full amount of the L/C if returned).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, the execution hereof by Borrower constituting
(a) a certification by the party or parties executing on its behalf that the representations and warranties made in Article VI are true and correct as of the date hereof and that each of them duly holds and is incumbent in the position indicated under his name, and (b) the undertaking of said party or parties that each Requisition, whether or not personally made by any or all of them, shall constitute the personal affirmation on the part of each of them that at the time thereof said representations and warranties are true and correct.


                                     ALEXANDER'S, INC., a
                                       Delaware corporation


                                     By /s/ Brian N. Kurtz
                                       ------------------------------
                                       Name: Brian Kurtz
                                       Title: Executive Vice President


                                     Address for notices:

                                     c/o Vornado Realty Trust
                                     Park 80 West
                                     Plaza II
                                     Saddle Brook, New Jersey 07663

                                     Attention:  Steven Roth
                                                 and Joseph Macnow

                                     Telephone:  (201) 587-1000
                                     Telecopy:   (201) 587-0600

                                     UNION BANK OF SWITZERLAND
                                       (New York Branch),
                                       as Lender and Agent


                                     By /s/ Albert Rabil, III
                                       ------------------------------
                                       Name: Albert Rabil, III
                                       Title: Vice President


                                     By /s/ Joeseph Bossil
                                       ------------------------------
                                       Name: Joeseph Bossil
                                       Title: Assistant Vice President

                                     Address for notices, Agent's Office
                                     and Applicable Lending Office:


                                     299 Park Avenue
                                     38th Floor
                                     New York, New York 10171-0026

                                     Attention:  Albert Rabil, III
                                                 and Mara Martez

                                     Telephone:  (212) 821-3872
                                     Telecopy:   (212) 821-3943

                            Borrower Acknowledgment


STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


         On the 29th day of March, 1995, before me personally came
Brian Kurtz, to me known, who, being by me duly sworn, did depose and say that he resides at 31 West 34th St, N.Y., N.Y.; Executive Vice President of Alexander's, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                                          Mary R. Hoets
                                                   ----------------------------
                                                          Notary Public

                              UBS Acknowledgments



STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


         On the 29th day of March, 1995, before me personally came Albert Rabil, III, to me known, who being by me duly sworn, did depose and say that he resides at 270 Park Ave. So.; that he is the Vice President of Union Bank of Switzerland (New York Branch) described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of Union Bank of Switzerland (New York Branch).


                                                         Mary R. Hoets
                                                   ----------------------------
                                                         Notary Public





STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


         On the 29th day of March, 1995, before me personally came Joesph Bossil, to me known, who being by me duly sworn, did depose and say that he resides at 581-10th St, Brooklyn N.Y.; that he is the Asst. Vice President of Union Bank of Switzerland (New York Branch) described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of Union Bank of Switzerland (New York Branch).


                                                         Mary R. Hoets
                                                   ----------------------------
                                                         Notary Public

                                  EXHIBIT H

                                      NOTE

                                (Building Loan)


$38,739,611                                                   New York, New York
                                                                  March 29, 1995


                 For value received, ALEXANDER'S, INC., a Delaware corporation ("Maker") hereby covenants and promises to pay to the order of UNION BANK OF SWITZERLAND (New York Branch) or its successors or assigns (collectively, the "Bank"), at the principal office of Union Bank of Switzerland (New York Branch) located at 299 Park Avenue, New York, New York 10171 ("Agent") for the account of the Applicable Lending Office at the Bank, the principal sum of Thirty Eight Million Seven Hundred Thirty Nine Thousand Six Hundred Eleven Dollars ($38,739,611), or if less, the amount loaned by the Bank to Maker pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Maker also covenants and promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the Involuntary Rate.

                 The date and amount of each advance of the Loan which is evidenced hereby made by the Bank to Maker under the Loan Agreement referred to below, and each repayment thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto and any continuation thereof.

                 This Note constitutes, as of the date hereof, the "Notes" referred to in the Building Loan Agreement, dated the date hereof (as the same may be amended from time to time, the "Loan Agreement"), among Maker, as Borrower, the Bank, as Lender, and Agent, as Agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

                 This Note is secured by the Mortgage which contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to the Mortgage is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Maker and the Lenders (including the Bank) with respect to such Mortgaged Property.

                 Maker agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of the Lenders and the owner or owners of the Mortgaged Property, whether with or without notice to Maker, and Maker shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided in the Loan Agreement, according to the terms of any such agreement of extension or modification.

                 Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

                 All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

                 This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

                 IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written, intending the same to take effect as a sealed instrument.


                                        ALEXANDER'S, INC., a
                                          Delaware corporation


                                        By /s/ Brian Kurtz      [SEAL]
                                          ---------------------
                                          Name: Brian Kurtz
                                          Title: Vice-President





                 This is to certify that this Note was executed in my presence on the date hereof by the party(ies) whose signature(s) appear(s) above in the capacity(ies) indicated.

                                                      /s/ Mary R. Hoets
                                                 -----------------------------
                                                         Notary Public


                                                 My commission expires:

                                                       August 19, 1995
                                                 -----------------------------

                                   EXHIBIT I

                         Notice-of-Assignment of Lease
                          (On Letterhead of Borrower)




                                                                          , 1995
                                                           ---------------


------------------------------
------------------------------
------------------------------


Re:      Lease Dated:
                       --------------------
         Deed of Trust Dated:
         ----------------------------------


Gentlemen:

                 The undersigned has assigned by a mortgage or deed of trust (the "Mortgage") dated as shown above to Union Bank of Switzerland (New York Branch), as agent (hereinafter termed the "Bank"), all its estate, right, title and interest in, to and under the Lease between you and the undersigned dated as set forth above, as said Lease may have been heretofore modified or amended (the "Lease"), together with all right, title and interest of the undersigned as lessor thereunder, including, without limitation, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the property subject to the Mortgage.

                 You are hereby notified pursuant to Section 291-f of the Real Property Law of the State of New York that certain provisions of the Mortgage, the text of which is attached hereto, restrict the undersigned's rights under the Lease. However, the aforesaid assignment does not impair or diminish any of our obligations to you under the provisions of the Lease, nor are any such obligations imposed upon the Bank, its successors or assigns.

                 Pursuant to said assignment you are hereby notified that in the event of a demand on you by the Bank or its successors and assigns for the payment to it of the rents due under the Lease, you may, and are hereby authorized and directed to, pay said rent to the Bank and we hereby agree that the receipt by you of such a demand shall be conclusive evidence of the right of the Bank to the receipt thereof and that the payment of the rents by you to the Bank pursuant to such demand shall constitute performance in full of your obligation under the Lease for the payment of rent to the undersigned.

                 Kindly indicate your receipt of this letter and your agreement to the effect set forth below by signing the enclosed copy thereof and mailing it to Union Bank of Switzerland (New York Branch), 299 Park Avenue, New York, New York 10171, Attention: Real Estate Finance Office.


                                          ALEXANDER'S, INC.,
                                            a Delaware corporation


                                          By
                                            -----------------------------
                                            Name:
                                            Title:



                 The undersigned acknowledges receipt of the original of this letter and agrees for the benefit of the Bank that it shall notify the Bank of any default on the part of the landlord under the Lease which would entitle the undersigned to cancel the Lease or to abate the rent payable thereunder.


                                              ------------------------------


                                              By
                                                ----------------------------



                    [Attachment:  Section 1.14 of Mortgage]





                                       2